UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

One Liberty Properties, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ONE LIBERTY PROPERTIES, INC.
60 Cutter Mill Road
Great Neck, New York 11021
(516) 466-3100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 12, 2012

        The annual meeting of stockholders of One Liberty Properties, Inc. will be held at our offices, located at Suite 303, 60 Cutter Mill Road, Great Neck, NY, on Tuesday, June 12, 2012 at 9:00 a.m. local time. We are holding the meeting for the following purposes:

  1.
  To elect three directors to hold office for a term expiring in 2015;

  2.
  To approve the 2012 Incentive Plan;

  3.
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012; and

  4.
  To transact any other business properly brought before the meeting.

        Holders of record of our common stock at the close of business on April 17, 2012 are entitled to notice of the annual meeting and to vote at the meeting and any adjournment thereof.

        It is important that your shares be represented and voted at the meeting. To assure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it in the enclosed prepaid envelope, whether or not you plan to attend the meeting. Most stockholders can also vote by telephone or via the internet. Telephone and internet voting information is provided on the accompanying proxy card. Your proxy may be revoked in the manner described in the accompanying proxy statement at any time before it has been voted at the meeting.

By Order of the Board of Directors
Mark H. Lundy, Secretary

Dated: April 17, 2012

        We urge each stockholder to promptly sign and return the enclosed proxy card or use telephone or internet voting. See our questions and answers about the meeting for information about voting by telephone or internet, how to revoke a proxy, and how to vote shares in person.

ONE LIBERTY PROPERTIES, INC.

PROXY STATEMENT

 GENERAL

        Our board of directors is furnishing you with this proxy statement to solicit proxies on its behalf to be voted at the 2012 annual meeting of stockholders of One Liberty Properties, Inc. The meeting will be held at our offices, 60 Cutter Mill Road, Suite 303, Great Neck, NY 11021 on June 12, 2012 at 9:00 a.m., local time. The proxies will be voted at the meeting and may also be voted at any adjournments or postponements of the meeting.

        All properly executed proxy cards, and all properly completed proxies submitted by telephone or by the internet, that are delivered pursuant to this solicitation, will be voted at the meeting in accordance with your directions, unless the proxy is revoked before the meeting.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

What is the purpose of the annual meeting?

        At our annual meeting, stockholders will vote on the following matters:

  •
  election of three directors (Joseph A. DeLuca, Fredric H. Gould and Eugene I. Zuriff) to hold office until the 2015 annual meeting;

  •
  approval of our 2012 Incentive Plan;

  •
  ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012; and

  •
  such other matters as may properly come before the meeting.

Who is entitled to vote?

        We are mailing this proxy statement on or about April 25, 2012 to our stockholders of record on April 17, 2012. The record date was established by our board of directors. Stockholders as of the close of business on the record date of April 17, 2012 are entitled to receive notice of and to vote their shares at the meeting. Each outstanding share of common stock is entitled to one vote. As of the record date, 14,787,152 shares of our common stock were outstanding and entitled to vote at the meeting.

How do I vote?

        If you are a stockholder of record on April 17, 2012 and attend the annual meeting, you may vote in person at the meeting. If your shares are held by a bank, broker or other nominee (i.e., in "street name") and if you wish to vote in person at the annual meeting, you must contact the nominee to obtain evidence of your ownership of our common stock as of the record date. If you hold your shares directly (i.e., the share certificate or certificates representing your shares are registered in your name), you may complete, sign and date the accompanying proxy card and return it in the prepaid envelope, and your shares will be voted according to your instructions.

How will my shares be voted?

        If you do not mark any selections but return the signed proxy card, your shares will be voted by the proxies named on the proxy card in favor of the three nominees for election as directors, in favor of our approval of the 2012 Incentive Plan, in favor of the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012, and as the proxy holders may determine in their discretion with respect to other matters that properly come before the meeting. Registered holders (i.e., those who hold shares directly rather than through a bank or broker) can simplify their voting by calling 1-800-PROXIES (776-9437) or by accessing the internet website www.voteproxy.com. Telephone voting information and internet voting information is provided on the proxy card. The internet and telephone voting facilities for stockholders of record will close at 11:59 p.m., local time, on June 11, 2012. You should be aware that if you vote over the internet you may incur costs, such as telephone and internet access charges, for which you will be responsible. If you vote by telephone or via the internet, it is not necessary to return your proxy card. If you attend the meeting, you may deliver your completed proxy or vote in person.

        If you wish to name as a proxy someone other than the proxies named on the proxy card, you may do so by crossing out the name of the designated proxies and inserting the name of another person. In that case, it will be necessary to sign the proxy card and deliver it to the person so named and for the person so named to be present at and vote at the meeting. Proxy cards so marked should not be mailed to us or to American Stock Transfer and Trust Company LLC, our transfer agent.

Is my vote important?

        Yes. Under applicable rules, brokers, banks and other nominees are prohibited from voting shares held in street name on matters pertaining to the election of directors and the approval of our 2012 Incentive Plan, unless the client specifically instructs his or her nominee to vote their shares. Shares held in street name and for which voting instructions are not provided and accordingly, as to which bank, brokers and other nominees do not have discretionary authority to vote on their clients' behalf, are referred to "broker non-votes." Because "broker non-votes" will have the effect of a vote against these proposals, it is very important that you vote your shares.

Who will count the vote?

        A representative of our transfer agent, American Stock Transfer and Trust Company, LLC, will tabulate the votes and act as inspector of elections.

Can I revoke my proxy before it is exercised?

        If you hold stock directly in your name, you may revoke a proxy at any time before it is voted at the annual meeting with a later dated, properly executed proxy (including an internet or telephone vote), or a written revocation delivered to our Secretary. The proxy holders' powers may also be suspended if you attend the meeting and notify our Secretary at the meeting that you would like to change your vote or vote in person. If your stock is held in the name of a broker, bank or other nominee, you must contact such nominee and comply with the nominee's procedures if you want to revoke or change the instructions that you previously provided to the nominee. Attendance at the meeting will not by itself automatically revoke a previously granted proxy.

What constitutes a quorum?

        A quorum is the presence in person or by proxy of stockholders holding a majority of shares entitled to vote at the meeting. To constitute a quorum, at least 7,393,577 shares must be present in person or by proxy at the meeting. Generally, action cannot be taken at the meeting unless a quorum is present.

How many votes does it take to approve the items to be voted upon?

        The vote of a plurality of all of the votes cast at the meeting at which a quorum is present is necessary for the election of directors. The three individuals receiving the greatest number of affirmative votes will be elected directors. For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote.

        The affirmative vote of a majority of all of the votes cast on the proposal to approve the 2012 Incentive Plan is required for the approval thereof, provided that the total vote cast on the proposal represents over 50% of the outstanding shares of common stock. For purposes of this vote, abstentions will have the same effect as votes against the proposal and broker non-votes will have the same effect as votes against the proposal, unless holders of more than 50% of the outstanding shares of common stock entitled to vote on the proposal cast votes, in which event broker non-votes will not have any effect on the results of the vote.

Who is soliciting my vote and who pays the cost?

        Our board of directors is soliciting votes for the meeting and we will pay the entire cost of the solicitation, including preparing and mailing this proxy statement. In addition to the solicitation of proxies by mail and through our and our affiliates' employees, we will request banks, brokers, custodians, nominees and other record holders to forward copies of the proxy statement and other soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. We will reimburse such record holders for their reasonable out-of-pocket expenses in forwarding proxies and proxy materials to stockholders. We have retained Phoenix Advisory Partners for a fee of $4,500, plus reasonable out of pocket expenses, to aid in the solicitation of proxies from our stockholders. To the extent necessary to ensure sufficient representation at the meeting, we or our proxy solicitor may solicit the return of proxies by personal interview, mail, telephone, facsimile, internet or other means of electronic transmission. The extent to which this will be necessary depends upon how promptly proxies are returned. We urge you to send in your proxy without delay.

What is householding?

        We are sending only one proxy statement to eligible stockholders who share a single address, unless we have received instructions to the contrary from any stockholder at that address. This practice, known as "householding," is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such an address wishes to receive a separate annual report or proxy statement, he or she may request it orally or in writing by contacting us at One Liberty Properties, Inc., 60 Cutter Mill Road, Suite 303, Great Neck, NY 11021, Attention: Investor Relations, by emailing us at simeonb@1liberty.com, or by calling us at 516-466-3100, and we will promptly deliver to the stockholder the requested annual report or proxy statement. If a stockholder of record residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she may contact us in the same manner. If you are an eligible stockholder of record receiving multiple copies of our annual report and proxy statement, you can request householding by contacting us in the same manner. If you own your shares through a bank, broker or other nominee, you can request householding by contacting the nominee.

When are stockholder proposals due for the 2013 Annual Meeting?

        If a stockholder wants a proposal to be included in our proxy statement for the 2013 annual meeting of stockholders, the proposal, in writing and addressed to our Secretary, must be received by us no later than December 26, 2012. Upon timely receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement in accordance with applicable regulations governing the solicitation of proxies.

        For any proposal that is not submitted for inclusion in next year's proxy statement, but is instead intended to be presented directly at the 2013 annual meeting, rules and regulations promulgated by the United States Securities and Exchange Commission permit us to exercise discretionary voting authority to the extent conferred by proxy if we:

  •
  receive notice of the proposal before March 10, 2013, and advise stockholders in the 2013 proxy statement of the nature of the proposal and how management intends to vote on such matter; or

  •
  do not receive notice of the proposal before March 10, 2013.

        Notices of intention to present proposals at our 2013 annual meeting should be submitted in writing and addressed to our Secretary.

What other information about us is available?

        Stockholders can call (516) 466-3100 or write to us at 60 Cutter Mill Road, Suite 303, Great Neck, NY 11021, Attention: Secretary, to request a copy of our Annual Report on Form 10-K. This and other important information about us is also available on our web site which is located at www.onelibertyproperties.com. Our Annual Report to Stockholders accompanies this proxy statement.

GOVERNANCE OF THE COMPANY

General

        Pursuant to the Maryland General Corporation Law and our by-laws, as amended, our business, property and affairs are managed by or under the direction of our board of directors. Members of the board are kept informed of our business through discussions with our chief executive officer, chairman of our board and other officers, by reviewing materials provided to them and by participating in meetings of the board and its committees.

        During 2011, the board held five meetings. All of the directors attended at least 75% of the total number of meetings of the board of directors and the board committees of which such director was a member. Our directors meet at regularly scheduled executive sessions without management. We encourage our directors to attend the annual meeting of stockholders. Last year, nine of our directors attended our annual meeting of stockholders.

Leadership Structure

        The board of directors has designated J. Robert Lovejoy as its "Independent Lead Director." Among other things, the Lead Director presides at, and prepares the agenda for, executive sessions of the independent directors, recommends to the Chairman of the Board matters to be considered, and materials to be reviewed by the board, serves as an independent point of contact for stockholders desiring to communicate with the board and performs such other duties and responsibilities as are assigned to him by a majority of the non-management directors.

        Our company is led by Fredric H. Gould, chairman of our board, and Patrick J. Callan, Jr., president and chief executive officer. Although the board of directors has not established a policy on whether the role of the chairman and chief executive officer should be separated, the board of directors believes this is the most appropriate structure at this time because it makes the best use of the abilities of Messrs. Gould and Callan. The board does not believe that its risk oversight activities have any effect on the board's leadership structure.

Risk Oversight

        Management is responsible for the day-to-day management of risks we face. Our board of directors has overall responsibility for overseeing risk management with a focus on the more significant risks facing us. Our audit committee oversees risk policies and processes related to our financial statements, financial reporting processes and liquidity risks, our compensation committee oversees risks relating to renumeration of our full-time officers, and our nominating and corporate governance committee oversees corporate governance risks.

        A portion of each quarterly meeting of the audit committee is devoted to reviewing tenant credit risks, issues related to tenant matters and property operations which might have a material adverse impact on current or future operations, the status of issues previously considered by the audit committee with respect to tenant matters or property operations, liquidity risks, management of debt maturities and, as required, to review risks arising from related party transactions and compliance with debt covenants. Each audit committee meeting is attended by our Chief Executive Officer and Chief Operating Officer who are there to, among other things, respond to issues relating to tenant matters or property operations. In addition, at each meeting of the audit committee, our chief financial officer, the accounting firm performing the internal audit function on behalf of the company, and our independent registered public accounting firm report to the committee with respect to compliance with our internal control policies in order to ascertain that no failures of a significant or material nature have occurred. This process assists the audit committee in overseeing the risks related to our financial statements and the financial reporting process.

        At each meeting of the board of directors, a portion of the meeting is dedicated to reviewing and discussing significant risk issues reviewed by the audit committee.

        Our compensation committee monitors risks associated with our compensation structure. The compensation committee does not believe that the compensation programs which are in place give rise to any risk that is reasonably likely to have a material adverse effect on us.

Code of Business Conduct and Ethics

        We have adopted a code of business conduct and ethics, as amended and restated, that is designed to help our directors, officers, employees, agents and consultants resolve ethical issues. This code applies to all directors, officers, employees, agents and consultants, including our chief executive officer, principal financial officer, principal accounting officer or persons performing similar functions. The code covers a variety of topics, including those required by the Securities and Exchange Commission and the New York Stock Exchange. Topics covered include conflicts of interest, confidentiality of information, and compliance with laws and regulations. The code of business conduct and ethics, as amended and restated, is available at the corporate governance section of our website at www.onelibertyproperties.com/corporate_governance and a copy may be obtained, without charge, by writing to us at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021, Attention: Secretary. During 2011, there were no amendments to the code of business conduct and ethics and no waivers of the provisions of the code of business conduct and ethics with respect to any of our directors, officers, employees, agents or consultants. We will post any amendments to, or waivers of, our code of business conduct and ethics, as amended and restated, on our website.

Committees of the Board of Directors

        We have three standing committees: audit, compensation and nominating and corporate governance. Our board has adopted corporate governance guidelines that address the make-up and function of the board and a charter for each of these committees. The charter for each committee requires that such committee be comprised of at least three independent directors and in the case of the audit committee, also requires that at least one member of the committee qualify as a "financial expert." All of the members of each committee were independent during their period of service on such committee and in the case of the audit committee, each such member was also financially literate.

        You can find each charter and the corporate governance guidelines by accessing the corporate governance section of our website at: www.onelibertyproperties.com/corporate_governance. You may also obtain, without charge, a copy of each charter and the corporate governance guidelines by writing to us at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021, Attention: Secretary.

        The table below provides membership and meeting information for each of the standing board committees for 2011:

Name	Audit		Compensation	Nominating and Corporate Governance
Joseph A. Amato
Charles Biederman
James J. Burns	Chair	*	X	Chair
Joseph A. DeLuca	X
J. Robert Lovejoy			X
Louis P. Karol				X
Eugene I. Zuriff	X		Chair	X
Number of Meetings	5		3	3

*
Audit committee financial expert

Audit Committee

        This committee is responsible for assisting the board in overseeing, among other things, (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm's qualifications and independence, (iv) the performance of the independent registered public accounting firm, (v) the performance of the accounting firm performing our internal control audit function, and (vi) the preparation of the audit committee report required by the Securities and Exchange Commission for inclusion in this proxy statement. The audit committee is also responsible for the selection and engagement of our independent registered public accounting firm and for approving related party transactions.

Compensation Committee

        This committee recommends the base salary and annual bonus to our full-time officers, fees to be paid to our directors and recommends and/or determines awards under our equity based incentive plans.

Nominating and Corporate Governance Committee

        This committee is responsible for, among other things, recommending a slate of directors for election to the board of directors at the annual stockholders' meeting, recommending committee assignments to the board of directors, identifying and recommending candidates to fill vacancies on the board of directors between annual stockholder meetings, recommending a slate of officers for election by the board of directors at the annual directors' meeting, proposing, monitoring and recommending changes to our corporate governance guidelines and overseeing the evaluation of effectiveness of our board of directors and the committees thereof.

Director Qualifications

        The board believes that it should be comprised of directors with complementary backgrounds, and that directors should, at a minimum, have experience which is relevant to our business or otherwise be of assistance to the board in its deliberations. Our nominating and corporate governance committee (the "nominating committee") has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. It considers the personal and professional attributes and the experience of each director candidate to promote diversity of expertise and experience among our directors. Additionally, directors should possess the highest personal and professional ethics in order to perform their duties properly, and should be willing and able to devote the required amount of time to our business.

        When considering candidates for director, the nominating committee will take into account a number of factors, including the following:

  •
  Independence from management;

  •
  Whether the candidate has relevant business experience;

  •
  Judgment, skill, integrity and reputation;

  •
  Financial and accounting background, to enable the nominating committee to determine whether the candidate would be suitable for audit committee membership;

  •
  Executive compensation background, to enable the nominating committee to determine whether the candidate would be suitable for compensation committee membership; and

  •
  The size and composition of the existing board.

        The nominating committee will consider candidates for director suggested by stockholders applying the criteria for candidates described above and considering the additional information referred to below. Stockholders wishing to suggest a candidate for director should write to our Secretary and include:

  •
  A statement that the writer is a stockholder and is proposing a candidate for consideration by the nominating committee;

  •
  The name of and contact information of the candidate;

  •
  A detailed statement of the candidate's business and educational experience and an explanation of the reasons why the stockholder believes the candidate is qualified for service on our board of directors;

  •
  Information regarding each of the factors listed above sufficient to enable the nominating committee to evaluate the candidate;

  •
  A statement detailing any relationship between the candidate and any of our competitors;

  •
  Detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

  •
  A statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

        When seeking candidates for director, the nominating committee may solicit suggestions from management, incumbent directors and others. The nominating committee or its chairman will interview a candidate if it believes the candidate might be suitable to be a director. The nominating committee may also ask the candidate to meet with management.

        The nominating committee generally intends to recommend that the Board nominate incumbent directors whom the committee believes will continue to make important contributions to us, inasmuch as the committee believes that the continuing service of qualified incumbents promotes stability and continuity, giving us the benefit of the familiarity and insight into our affairs that its directors have accumulated during their tenure, while contributing to the Board's ability to work as a collective body.

Independence of Directors

        The board reviews director independence annually and bases its independence determinations primarily on a review of the responses of the directors to questions regarding employment and compensation history, affiliations, family and other relationships and discussions with the directors.

        In determining whether our directors are independent, our board of directors employs the New York Stock Exchange director independence standards. These standards provide:

  •
  No director qualifies as "independent" unless the board affirmatively determines that the director has no material relationship with us or any of our subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with us or any of our subsidiaries);

  •
  A director who is an employee, or whose immediate family member is an executive officer, of ours or any of our subsidiaries is not independent until three years after the end of such relationship;

  •
  A director who received, or whose immediate family member received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from us or any of our subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior services (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $120,000 in any twelve-month period;

  •
  A director who is, or who has an immediate family member who is, a current partner of our internal or external auditor, a director who is a current employee of our internal or external auditor, a director who has an immediate family member who is a current employee of our internal or external auditor and who personally participates in our audit, or a director who was, or whose immediate family member was, within the last three years, a partner or employee of our internal or external auditor and personally worked on our audit within that time, cannot be considered independent;

  •
  A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our or any of our subsidiaries' present executives serve on that company's compensation committee is not "independent" until three years after the end of such service or the employment relationship; and

  •
  A director who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us or any of our subsidiaries for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues, is not "independent" until the commencement of the third fiscal year following the fiscal year in which such payments fall below such threshold.

        Our board has determined that each of Joseph A. Amato, James J. Burns, Charles Biederman, Joseph A. DeLuca, Louis P. Karol, J. Robert Lovejoy and Eugene I. Zuriff are independent. In evaluating Mr. Biederman's independence, the board, at its March 19, 2012 meeting, took into account a transaction in 2009 pursuant to which Fredric H. Gould, Chairman of the Board of Directors, purchased from an institution for an amount equal to the unpaid principal balance, a mortgage loan secured by a property owned personally by Mr. Biederman. Mr. Gould waived interest payments after his acquisition of the loan. Mr. Biederman repaid the unpaid principal balance of the loan in October 2010.

Compensation Committee Interlocks and Insider Participation

        None of the compensation committee members were ever officers or employees of our company or has had any relationship requiring disclosure by us under any paragraph of Item 404 (Transactions with Related Persons, Promoters and Certain Control Persons) of Regulation S-K.

Communications with Directors

        Stockholders, employees and other interested persons who want to communicate with the board, any committee of the board, or any individual director can write to:

  One Liberty Properties, Inc.
  Suite 303
  60 Cutter Mill Road
  Great Neck, New York 11021
  Attention: Secretary

  The Secretary will:

  •
  Forward the communication to the director or directors to whom it is addressed;

  •
  Attempt to handle the inquiry directly; for example where it is a request for information about the company or it is a stock-related matter; or

  •
  Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

        At each board meeting, the Secretary will present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors on request.

        In the event that a stockholder, employee or other interested person would like to communicate with our non-management directors confidentially, they may do so by sending a letter to "Independent Lead Director" at the address set forth above. Please note that the envelope must contain a clear notation that it is confidential.

Compensation of Directors

        Effective as of January 1, 2012, the compensation of our non-management directors consists of the following elements:

  •
  annual retainer of $25,000 for board service,

  •
  annual retainer of $8,000, $3,000 and $3,000 for service on the audit, compensation and nominating committees, respectively,

  •
  annual retainer of $15,000, $4,000 and $4,000 for serving as chair of the audit, compensation and nominating committees, respectively,

  •
  $1,000 for each board and committee meeting attended,

  •
  annual retainer of $15,000 for serving as independent lead director, and

  •
  an award of restricted stock-the number of shares awarded varies from year to year.

        Our directors received the following compensation for 2011:

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)		Total ($)
Joseph A. Amato	23,500	28,333	11,220		63,053
Charles Biederman	24,000	28,333	12,540		64,873
James J. Burns	54,500	28,333	12,540		95,373
Joseph A. DeLuca	34,000	28,333	12,540		74,873
Jeffrey A. Gould	—	84,188	122,933	(5)	207,121
Matthew J. Gould	100,000	84,188	122,933	(5)	307,121
J. Robert Lovejoy	31,250	28,333	11,220		70,803
Louis P. Karol	29,000	28,333	3,465		60,798
Eugene I. Zuriff	45,500	28,333	11,220		85,053

(1)
The compensation received by Fredric H. Gould, chairman of the board and Patrick J. Callan, Jr., president, chief executive officer and a director, is set forth in the Summary Compensation Table and is not included in this table. All of the directors in this table are non-management directors, except for Jeffrey A. Gould and Matthew J. Gould.

(2)
Includes all fees earned for services as a director, including annual retainer fees, committee and committee chairman fees and meeting fees. Each non-management member of the board of directors is entitled to reimbursement of travel and other expenses incurred in connection with attendance board and committee meetings. The reimbursement amounts are not included in this table. The fees for Matthew J. Gould are paid for his service as vice chairman of the board.

(3)
Represents the aggregate grant date fair value completed in accordance with ASC Topic 718. Each of these directors was awarded 1,750 shares of restricted stock other than Jeffrey A. Gould and Matthew J. Gould who were each awarded 5,200 shares of restricted stock for services rendered and to be rendered as our executive officers.

(4)
Represents dividends declared in 2011 on unvested restricted shares awarded under our 2003 Incentive Plan and 2009 Incentive Plan.

(5)
Includes compensation of $93,101 received in 2011 by each of Jeffrey A. Gould and Matthew J. Gould, representing approximately 55% of the total compensation of $169,275 received by each of them from Majestic Property Management Corp., an entity wholly owned by Fredric H. Gould, which performs services on our behalf and which received 55% of its 2011 revenues from us. See "Certain Relationships and Related Transactions."

        The table below shows the number of outstanding shares of our unvested restricted stock and restricted stock units ("RSU's") held by each director at December 31, 2011:

Name(1)	Unvested Restricted Stock (#)	Unvested RSU's (#)(2)	Market Value of Unvested Restricted Stock and Restricted Stock Units ($)(3)
Joseph A. Amato	8,500	—	140,250
Charles Biederman	9,500	—	156,750
James J. Burns	9,500	—	156,750
Joseph A. DeLuca	9,500	—	156,750
Jeffrey A. Gould	22,600	14,286	608,619
Matthew J. Gould	22,600	14,286	608,619
J. Robert Lovejoy	8,500	—	140,250
Louis P. Karol	2,625	—	43,313
Eugene I. Zuriff(3)	8,500	—	140,250

(1)
The outstanding RSU's and shares of restricted stock held by Fredric H. Gould and Patrick J. Callan, Jr., are set forth in the "Outstanding Equity Awards At Fiscal Year End" table and are not included in the above table. All of the directors in this table are non-management directors, except for Jeffrey A. Gould and Matthew J. Gould.

(2)
The RSU's vest if and to the extent applicable performance or market conditions are met at June 30, 2017. See "Outstanding Equity Awards at Fiscal Year End."

(3)
The closing price on the New York Stock Exchange on December 30, 2011 for a share of our common stock was $16.50.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND OFFICERS

        The following table sets forth, as of the April 9, 2012, information concerning shares of our common stock owned by (i) all persons known to own beneficially 5% or more of our outstanding stock, (ii) all directors and nominees for election as directors, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers as a group:

Name	Amount of Beneficial Ownership(1)	Percent of Class
Joseph A. Amato	17,852	*
Charles Biederman	9,750	*
James J. Burns	20,694	*
Patrick J. Callan, Jr.	68,563	*
Joseph A. DeLuca(2)	20,837	*
Fredric H. Gould(3)(4)	2,090,542	14.1
Jeffrey A. Gould(5)	233,282	1.6
Matthew J. Gould(3)(6)	1,735,979	11.7
David W. Kalish(7)	259,028	1.8
Louis P. Karol	5,125	*
J. Robert Lovejoy(8)	43,574	*
Mark H. Lundy(9)	69,351	*
Lawrence G. Ricketts, Jr.	54,871	*
Eugene I. Zuriff	14,657	*
Directors and officers as a group (21 individuals)(3)	3,253,738	22.0
Gould Investors L.P.(3)(10)	1,499,968	10.1
Black Rock, Inc.(11)	828,428	5.6

*
Less than 1%

(1)
Securities are listed as beneficially owned by a person who directly or indirectly holds or shares the power to vote or to dispose of the securities, whether or not the person has an economic interest in the securities. In addition, a person is deemed a beneficial owner if he has the right to acquire beneficial ownership of shares within 60 days of April 9, 2012. The percentage of beneficial ownership is based on 14,787,152 shares of common stock outstanding on April 9, 2012.

(2)
Includes 20,837 shares of common stock, some of which are held directly and some of which are held by a corporation of which Joseph A. DeLuca is the sole shareholder. Does not include 500 shares of common stock owned by his wife as to which he disclaims any beneficial ownership interest.

(3)
Fredric H. Gould is sole stockholder, sole director and chairman of the board of the corporate managing general partner of Gould Investors L.P. and sole member of a limited liability company which is the other general partner of Gould Investors. Matthew J. Gould is president of the corporate managing general partner of Gould Investors . Fredric H. Gould and Matthew J. Gould have shared voting and dispositive power with respect to the shares owned by Gould Investors. Accordingly, the shares owned by Gould Investors are included in the beneficial ownership of both Fredric H. Gould and Matthew J. Gould in the above table, but are only included once in the beneficial ownership set forth in the above table for the directors and officers as a group.

(4)
Includes 408,643 shares of common stock owned directly, 1,499,968 shares of common stock owned by Gould Investors and 181,931 shares of common stock owned by entities, pension trusts and a foundation over which he has sole or shared voting and dispositive power. Does not include 56,440 shares of common stock owned by his wife, as to which shares he disclaims any beneficial ownership interest.

(5)
Includes 206,509 shares of common stock owned directly, 12,796 shares of common stock owned as custodian for minor children (as to which shares he disclaims any beneficial ownership interest) and 13,977 shares of common stock owned by a foundation over which he has shared voting and dispositive power.

(6)
Includes 180,811 shares of common stock owned directly, 41,223 shares of common stock owned as custodian for minor children (as to which shares he disclaims any beneficial ownership interest), 1,499,968 shares of common stock owned by Gould Investors and 13,977 shares of common stock owned by a foundation over which he has shared voting and dispositive power.

(7)
Includes 82,611 shares of common stock owned directly, 3,167 shares of common stock owned by his IRA and profit sharing trust, of which he is the sole beneficiary, and 173,250 shares of common stock owned by pension trusts over which he has shared voting and dispositive power. Does not include 500 shares of common stock owned by his wife, as to which shares he disclaims any beneficial ownership interest.

(8)
Includes 43,464 shares of common stock owned directly and 110 shares of common stock owned as custodian for a minor child (as to which shares he disclaims any beneficial ownership interest). Does not include 4,052 shares of common stock owned by his wife, and an aggregate of 220 shares owned by two other children as to which shares he disclaims any beneficial ownership interest.

(9)
Includes 68,085 shares of common stock owned directly and 1,266 shares of common stock owned as custodian for minor child (as to which shares he disclaims any beneficial ownership interest).

(10)
Address is 60 Cutter Mill Road, Great Neck, NY 11021.

(11)
As of December 31, 2011, based (other than with respect to percentage ownership) on information set forth in a Schedule 13G/A filed with the SEC on February 13, 2012 by Black Rock, Inc. Black Rock's business address is 40 East 52nd Street, New York, NY 10022.

 ELECTION OF DIRECTORS

(Proposal 1)

        Pursuant to our by-laws, as amended, the number of directors was fixed at eleven by our board of directors. The board is divided into three classes. Each class is elected to serve a three year term and is to be as equal in size as is possible, The classes are elected on a staggered basis. The terms of Joseph A. DeLuca, Fredric H. Gould and Eugene I. Zuriff expire at the 2012 annual meeting. Each of them has been recommended to the board of directors by the nominating committee for election at the annual meeting. Eight other individuals serve as directors but are not standing for election because their terms extend past the date of the annual meeting. Proxies will not be voted for a greater number of persons than the number of nominees named in the proxy statement.

        It is contemplated that all the nominees will stand for election. Should any nominee become unavailable for election, all proxies (except proxies marked to the contrary) will be voted for the election of a substitute nominee recommended by the board of directors.

        If any director is unable to serve his full term, the board, by majority vote of the directors then in office, may designate a substitute. Any director chosen by the board prior to the 2013 annual meeting of stockholders will hold office for a term expiring at the 2013 annual meeting of stockholders and until his successor is elected and qualifies.

Nominees for Election to serve until the 2015 Annual Meeting

        The following table sets forth information certain information regarding the nominees for director to hold office until the 2015 annual meeting of stockholders:

Name and Age	Principal Occupation For The Past Five Years and other Directorships or Significant Affiliations
Joseph A. DeLuca 66 Years	Director since June 2004; Principal and sole shareholder of Joseph A. DeLuca, Inc., engaged in commercial and multi-family real estate debt and equity investment advisory and restructuring, since September 1998; Director of Capmark Bank, a commercial and multi-family real estate lender since February 2011; Member of Board of Managers of Wrightwood Capital LLC, a private commercial real estate lender and investment manager, since September 2010; Principal of MHD Capital Partners, LLC from March 2006 to June 2009, an equity oriented real estate investing entity; Director of Real Estate Investments for Equitable Life Assurance Society of America under a consulting contract from June 1999 to June 2002; Head of Real Estate Finance of Chemical Bank and its successor, Chase Manhattan Bank, as Executive Vice President / Group Head at Chemical Bank from September 1990 through the 1996 merger with the Chase Manhattan Bank, and continuing as Managing Director / Group Head of the Chase Real Estate Finance Group through April 1998. After leaving the bank in 1998, Mr. DeLuca has been a consultant on real estate matters to various public and private entities. His years of experience in banking and the real estate industry, particularly in real estate finance matters, provides our board with a director who has exceptional knowledge and understanding of real estate finance, credit issues from both the lender's and borrower's perspectives, and property acquisitions and dispositions.

Name and Age	Principal Occupation For The Past Five Years and other Directorships or Significant Affiliations
Fredric H. Gould 76 Years

Chairman of our board since June 1989, Chief Executive Officer from December 1999 to December 2001 and from July 2005 to December 2007; Chairman of Georgetown Partners, Inc., Managing General Partner of Gould Investors L.P., a limited partnership engaged in real estate ownership, since December 1997; Chairman of the board of BRT Realty Trust, a New York Stock Exchange listed real estate investment trust, since 1984 and President of REIT Management Corp., adviser to BRT Realty Trust, since 1986; Director of EastGroup Properties, Inc., a real estate investment trust engaged in the acquisition, ownership and development of industrial properties, since 1998. Fredric H. Gould is the father of Jeffrey A. Gould and Matthew J. Gould. Mr. Fredric H. Gould has been involved in the real estate business for approximately 50 years, as an investor and owner, and as the chief executive officer of publicly traded real estate entities and real estate investment trusts. He has also served as a director of four real estate investment trusts, including serving as chairman of the board of our company, and as a director and a member of the loan committee of two savings and loan associations. His knowledge and experience in business, finance, tax, accounting and legal matters and his knowledge of our business and history makes him an important member of our board of directors.

Eugene I. Zuriff 72 Years

Director since December 2005; Consultant to the restaurant industry since July 2010; Vice Chairman of PBS Real Estate LLC, real estate brokers, from March 2008 through July 2010; President of The Smith & Wollensky Restaurant Group, Inc., developer, owner and operator of a diversified portfolio of white tablecloth restaurants in the United States, from May 2004 to October 2007; consultant to The Smith & Wollensky Restaurant Group, Inc., from February 1997 to May 2004 and a Director of The Smith & Wollensky Restaurant Group, Inc., from 1997 to October 2007; Director of Doral Federal Savings Bank from 2001 to July 2007 and Chairman of its audit committee from 2001 to July 2003. Mr. Zuriff's experience as president and a director of a publicly traded entity, as a director and chairman of the audit committee of a federal savings bank along with his experience in the real estate brokerage industry provide him with knowledge and experience that is important to our board in its deliberations.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF JOSEPH A. DELUCA, FREDRIC H. GOULD AND EUGENE I. ZURIFF AS DIRECTORS.

 Directors to continue in office until the 2013 Annual Meeting:

Name and Age	Principal Occupation For The Past Five Years and other Directorships or Significant Affiliations
Joseph A. Amato 76 Years	Director since June 1989; Real estate developer; Managing partner of the Kent Companies, owner, manager and developer of income producing real estate since 1970. Mr. Amato has been principally engaged in real estate development activities for more than 40 years, developing residential and commercial properties. In addition he has for many years owned and managed residential and commercial real estate. His activities have involved, among other things, land acquisition, infrastructure installation, building design, construction supervision, zoning, budgeting, negotiations with lending institutions and property sales. His broad experience has encompassed many aspects of real estate development and management and he brings his broad and varied experiences to our board of directors.
Jeffrey A. Gould 46 Years

Director since December 1999; Vice President of our company from 1989 to December 1999 and a Senior Vice President since December 1999; President and Chief Executive Officer of BRT Realty Trust since January 2002; President and Chief Operating Officer of BRT Realty Trust from March 1996 to December 2001; Trustee of BRT Realty Trust since 1997; Senior Vice President of Georgetown Partners, Inc., since March 1996. Jeffrey A. Gould is the son of Fredric H. Gould and brother of Matthew J. Gould. Mr. Gould has spent his entire career in the real estate business. His principal activity for more than the past fifteen years has been first as chief operating officer and then as chief executive officer of BRT Realty Trust, a real estate investment trust. In these capacities, he has operated a public REIT, dealt with many areas in the real estate field, including evaluation, management and sale of real estate, and is highly qualified to serve as a member of our board of directors.

Name and Age	Principal Occupation For The Past Five Years and other Directorships or Significant Affiliations
Matthew J. Gould 52 Years

Vice Chairman of our board since January 2011; Director since December 1999; President and Chief Executive Officer of our company from June 1989 to December 1999 and a Senior Vice President from December 1999 through June 2011; President of Georgetown Partners, Inc. since 1996; Senior Vice President of BRT Realty Trust since 1993 and Trustee since June 2004 and from March 2001 to March 2004; Vice President of REIT Management Corp. since 1986. Matthew J. Gould is the son of Fredric H. Gould and brother of Jeffrey A. Gould. Matthew J. Gould served as our president and chief executive officer for ten years and has served as one of our senior vice presidents since he relinquished the CEO position in 1999 to become president of Georgetown Partners, Inc., the managing general partner of Gould Investors L.P. In addition to his general knowledge of real estate matters, he devotes a significant amount of his business time to the acquisition and sale of real property, and he brings his knowledge and expertise in these areas to his board activities. He also has experience in mortgage financing and real estate management, activities in which he is frequently involved. His experience as a real estate executive is a valuable asset to our board of directors in its deliberations.

J. Robert Lovejoy 67 Years

Director since June 2004; Since 2000, Director, since June 2011, Chairman and since July 2011, Interim Chief Executive Officer of Orient-Express Hotels Ltd., a New York Stock Exchange listed luxury lodging company and sophisticated adventure travel operator. Founder and principal of J.R. Lovejoy & Co. LLC, providing consulting and advisory services regarding strategy and finance to corporate, investment and financial clients; Partner, Chief Administrative Officer and General Counsel of Coatue Management LLC, a privately owned investment management company, from December 2009 through December 2010; Managing Director of Groton Partners, LLC, merchant bankers, from January 2006 to December 2009; Senior Managing Director of Ripplewood Holdings, LLC, a private equity investment firm, from January 2000 to December 2005; a Managing Director of Lazard Freres & Co. LLC and a General Partner of Lazard's predecessor partnership for over 15 years prior to January 2000; Mr. Lovejoy, an attorney, has extensive experience in investment and merchant banking and throughout his career has been involved in raising capital in private and public transactions, mergers and acquisitions, business law and accounting issues. His exposure to these areas makes him a valued member of our board of directors.

 Directors to continue in office until the 2014 Annual Meeting

Name and Age	Principal Occupation For The Past Five Years and other Directorships or Significant Affiliations
Charles Biederman 78 Years	Director since June 1989; Chairman from January 2008 to June 2010 of Universal Development Company, a commercial general contractor engaged in turnkey hotel, commercial and residential projects; Principal of Sunstone Hotel Investors, LLC, a company engaged in the management, ownership and development of hotel properties, from November 1994 to December 2007; Executive Vice President of Sunstone Hotel Investors, Inc., a real estate investment trust engaged in the ownership of hotel properties, from September 1994 to November 1998 and Vice Chairman of Sunstone Hotel Investors from January 1998 to November 1999. Mr. Biederman, a professional architect, was involved for many years in the development and construction of residential communities. He subsequently became involved, as an executive officer and a director, in the activities of a publicly traded real estate investment trust engaged in the ownership of hotel properties and developed, as an investor, principal and partner, residential properties and hotels. In his business activities he has been involved in all aspects of real estate ownership and operation and in real estate development, which includes financing and related financial matters.
James J. Burns 72 Years

Director since June 2000; Consultant (with continued primary responsibility for income tax reporting and compliance) since April 2009, Vice Chairman from March 2006 to March 2009 and Senior Vice President and Chief Financial Officer of Reis, Inc. and its predecessor, Wellsford Real Properties, Inc., from October 1999 to March 2006; Partner of Ernst & Young LLP, certified public accountants, and a predecessor firm from January 1977 to September 1999; Director and chairman of the audit committee of Cedar Realty Trust (formerly known as Cedar Shopping Centers, Inc.), a real estate investment trust engaged in the ownership, development, management and leasing of retail properties, since 2001. Mr. Burns has been involved for more than 45 years in accounting and auditing issues, specializing since 1975 in the real estate industry. His experience as a certified public accountant, wealth of knowledge in financial and accounting matters and his involvement as an officer and director of, and as adviser to, real estate investment trusts, makes him valuable as the chairman of, and financial expert to, our audit committee, and an important component of our board of directors.

Name and Age	Principal Occupation For The Past Five Years and other Directorships or Significant Affiliations
Patrick J. Callan, Jr. 49 Years

Director since June 2002; President of our company since January 2006 and Chief Executive Officer since January 2008; Senior Vice President of First Washington Realty, Inc. from March 2004 to November 2005; Vice President of Real Estate for Kimco Realty Corporation, a real estate investment trust, from May 1998 to March 2004. Mr. Callan joined us in 2002, as a director, with significant experience in commercial leasing with a publicly traded real estate investment trust and thereafter served as a senior executive officer of another real estate investment trust. His knowledge of our business and our industry made him an excellent choice to become our president in 2006 and our chief executive officer in 2008.

Louis P. Karol 54 Years

Director since April 2010; Partner of Karol Hausman & Sosnik, P.C., attorneys at law, a firm he founded in 1993, which focuses on estate and trust matters and tax planning. He has also represented entities and individuals in the acquisition and sale of real estate. Mr. Karol holds a masters degree in taxation from New York University School of Law and is admitted to practice in the United States Tax Court. His education and experience are of benefit to our board in its deliberations.

ONE LIBERTY PROPERTIES, INC. 2012 INCENTIVE PLAN

(PROPOSAL 2)

General

        Our board of directors has approved, subject to stockholder approval, the adoption of the One Liberty Properties, Inc. 2012 Incentive Plan (the "2012 Plan" or the "Plan").

        The board believes that granting equity based compensation is an important component of our compensation structure. The purpose of the Plan is to motivate, retain and attract employees, officers and directors of experience and ability and to further the financial success of our company by aligning the interests of participants in the Plan, through the ownership of shares of common stock, with the interests of our stockholders.

        An aggregate of 408,510 shares of restricted stock and 200,000 RSU's issued pursuant to our equity incentive plans were outstanding on April 9, 2012. The shares of restricted stock have a five year cliff-vesting requirement and accordingly, the outstanding restricted shares vest in approximately equal annual amounts through 2017. The 200,000 RSU's vest in 2017 only if and to the extent specified performance or market conditions are met. See "Outstanding Equity Awards at Fiscal Year End." There are 73,640 shares available to be awarded pursuant to our 2009 Incentive Plan (the "2009 Plan") and we propose the adoption of the 2012 Plan pursuant to which up to 600,000 shares may be awarded. If stockholders adopt the 2012 Plan, no further awards will be made under the 2009 Plan. As of April 17, 2012, 14,787,152 shares of our common stock were outstanding. Generally, the awards granted each year have represented less than 1% of our outstanding shares at the time of grant.

        It is anticipated that awards will be granted under the Plan to: 14 full-time and part-time executive officers; seven independent directors; and approximately 33 full-time and part-time non-executive officers and employees. The following summary of major features of the Plan is qualified in its entirety by reference to the actual text of the Plan, attached as Annex A.

Shares Subject to the Plan

        The total number of shares available for grant under the Plan will not exceed 600,000 shares. The Plan authorizes the discretionary grant of (i) incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, (ii) non-qualified stock options, (iii) restricted stock, (iv) RSU's, and (v) performance-based awards (collectively, the "Awards"). The shares available for issuance under the Plan will be authorized but unissued shares of common stock. Shares related to awards that are forfeited, cancelled, terminated or expire unexercised will be available for grant under the Plan. Neither shares tendered by a participant to pay the exercise price of an award, nor any shares withheld by us for taxes will be available for future grants under the Plan. In the event of a stock dividend or stock split affecting our shares, the number of shares issuable and issued under the Plan and the number of shares covered by and the exercise price and other terms of outstanding awards will be adjusted to reflect such event to prevent dilution or diminution of awards.

Administration of the Plan

        The Plan will be administered by our compensation committee which, to the extent deemed necessary by the board, will consist of two or more persons who satisfy the requirements for a "non-employee director" under Rule 16(b) under the Securities Exchange Act of 1934, and/or the requirements for an "outside director" under Section 162(m) of the Internal Revenue Code of 1986, as amended. The compensation committee has authority to administer and construe the Plan in accordance with its provisions. The compensation committee's authority also includes the power to (a) determine persons eligible for awards, (b) prescribe the terms and conditions of awards granted under the Plan, (c) adopt rules for the administration, interpretation and application of the Plan which are consistent with the Plan and (d) establish, interpret, amend or revoke any such rules.

Options

        Stock options entitle the holder to purchase a specified number of shares at a specified exercise price subject to the terms and conditions of the option grant. The purchase price per share for each incentive stock option is determined by the compensation committee, but must be at least 100% of the fair market value per share on the date of grant. The aggregate fair market value of shares with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year cannot exceed $100,000. To the extent that the fair market value of shares with respect to which incentive stock options become exercisable for the first time during any calendar year exceeds $100,000, the portion in excess of $100,000 will be treated as a non-qualified option. Options granted under the Plan may be exercisable for a term up to ten years. If a participant owns more than 10% of the total voting power of all classes of our shares at the time the participant is granted an incentive stock option, the option price per share cannot be less than 110% of the fair market value per share on the date of grant and the term of the option cannot exceed five years.

        Non-qualified options may not be granted at an exercise price per share that is less than 100% of the fair market value per share on the date of the grant. The maximum aggregate number of shares underlying options that may be granted in one calendar year to an individual participant is 60,000.

        The closing price for our shares on the New York Stock Exchange on April 13, 2012 was $18.27 per share. There are no options outstanding under our equity inventive plans.

Restricted Stock and Restricted Stock Units

        Restricted stock are shares that may not be sold, transferred, gifted, bequeathed, pledged, assigned or otherwise disposed of until the end of a specified restriction period. Restricted stock units and RSU's represent the right, upon satisfaction of specified conditions, to receive shares and are subject to the same restrictions on transferability applicable to restricted stock. RSU's and shares of restricted stock will be issued at the beginning of the restriction period and the compensation committee shall set restrictions and other conditions applicable to the vesting of such award, including restrictions based on the achievement of specific performance goals, time based restrictions or on any other basis determined by the compensation committee.

        Recipients of restricted stock have the right to vote such shares and to receive and retain cash dividends and other distributions, if any, paid thereon, even if such restricted stock is forfeited in the future. Recipients of RSU's are not entitled to vote or receive dividends with respect to the underlying shares until such shares have been issued. Recipients of restricted stock or RSU's will not be entitled to delivery of the stock certificate representing the shares until all the restrictions have been fulfilled.

        Generally, it is anticipated that any restricted stock or RSU that does not vest on the vesting date, or on a date prior to the vesting date if it is determined that it cannot vest (for example due to the termination of employment prior to achievement of a time based restriction), will be forfeited to us and the recipient will not thereafter have any rights (including rights to dividends and distributions) with respect to these securities.

        No more than 60,000 shares of each of restricted stock and RSU's will be awarded to any participant in any calendar year. We will not repurchase outstanding restricted stock or RSU's in exchange for cash. Except as otherwise provided in an award agreement, in the event of the death, disability or retirement (as defined in the Plan) the restriction period shall not automatically terminate. The compensation committee may grant restricted stock or RSU's and set restrictions based upon performance goals so that such grant would qualify as "performance based compensation" under Section 162(m) of the Internal Revenue Code.

Performance Based Awards

        Performance based awards will be made by the issuance of restricted stock, RSU's or other Awards, or a combination thereof, contingent upon the attainment of one or more performance goals (described below) that our compensation committee establishes. The minimum period with respect to which performance goals are measured is one year, but the compensation committee generally intends to establish a performance cycle of not less than three years. The maximum number of shares with respect to which a participant may be granted performance based awards in any calendar year is 60,000 shares.

        The terms and conditions of a performance based award will provide for the vesting of the award to be contingent upon the achievement of one or more specified performance goals that the compensation committee establishes. For this purpose, "performance goals" means for a performance cycle, the specific goals that the compensation committee establishes that may be based on one or more of the following performance criteria:

  •
  revenue,

  •
  earnings,

  •
  stock price,

  •
  cash flows,

  •
  costs,

  •
  return on equity,

  •
  stockholders' equity (book value),

  •
  total equity,

  •
  asset growth,

  •
  net operating income,

  •
  average occupancy,

  •
  year-end occupancy,

  •
  funds from operations,

  •
  adjusted funds from operations,

  •
  cash available for distribution,

  •
  total stockholder return,

  •
  return on assets, or

  •
  goals relating to acquisitions or divestitures.

        The performance goals need not be the same with respect to all participants and may be established for us as a whole, on a per share basis or may be based on our performance compared to the performance of businesses specified by the compensation committee or compared to any prior period.

Amendment and Termination of the Plan

        No awards may be made under the Plan on or after the tenth anniversary of the Plan's effective date. Our board of directors may amend, suspend or terminate the Plan at any time for any reason. However, no amendment shall permit the repricing, replacing or regranting of an option in connection with the cancellation of the Option or by amending an Award Agreement to lower the exercise price of an option or the cancellation of any award in exchange for cash without stockholder approval. In addition, before the plan can be amended, modified or terminated, where such amendment, modification or termination would adversely affect a participant who has already been granted an award, such participant's consent must be obtained.

Change in Control

        Any awards granted under the Plan that are outstanding and not then exercisable or subject to restrictions at the time of a change in control (as defined in the Plan) shall, except as otherwise provided in the award agreement, become immediately exercisable and all restrictions shall be removed effective as of such change in control. The Plan defines a change in control as follows:

          (a)   the acquisition in one or more transactions by any person (as defined in Section 13(d) of the Securities Exchange Act of 1934) of the beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of 25% or more of the outstanding shares or the combined voting power of the then outstanding securities entitled to vote in the election of directors (provided that this provision is not applicable to acquisitions made individually, or as a group, by Fredric H. Gould, Matthew J. Gould and Jeffrey A. Gould and their respective spouses, lineal descendants and affiliates);

          (b)   individuals who, at the date of the award, constitute our board of directors cease for any reason to constitute at least a majority of the board, provided an individual becoming a director subsequent to the date of an award whose election or nomination for election was approved by a vote of at least a majority of the directors then comprising the board shall be considered as though such individuals were a member of the board, but excluding any individual whose initial assumption of office occurs as a result either of an actual or threatened election contest or other actual or threatened solicitation of proxies or consent by and behalf of a person other than the board;

          (c)   the closing of a sale or other conveyance of all or substantially all of our assets;

          (d)   the effective time of any merger or other business combination involving us if immediately after such transactions persons who hold a majority of outstanding voting securities entitled to vote are not persons who immediately prior to such transaction held our voting stock.

Federal Income Tax Consequences

        The federal tax rules applicable to awards under the Plan under the tax code are summarized below. This summary omits the tax laws of any municipality, state, or foreign country in which a participant resides.

        Stock option grants under the Plan may be intended to qualify as incentive stock options under Section 422 of the tax code or may be non-qualified stock options governed by Section 83 of the tax code. Generally, federal income tax is not due from a participant upon the grant of a stock option, and a deduction is not taken by us. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the market price of the common stock on the exercise date and the stock option grant price. We are entitled to a corresponding deduction on our income tax return. A participant will not have any taxable income upon exercising an incentive stock option after the applicable holding periods have been satisfied

(except that the alternative minimum tax may apply), and we will not receive a deduction when an incentive stock option is exercised. The treatment for a participant of a disposition of shares acquired through the exercise of a stock option depends on how long the shares were held and whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. We may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

        Generally, taxes are not due when a restricted stock (unless the participant makes election under section 83(b) of the Code) or RSU award is initially made, but the award becomes taxable when it is no longer subject to a "substantial risk of forfeiture" (it becomes vested or transferable), in the case of restricted stock, or when shares are issuable in connection with vesting, in the case of an RSU. Income tax is paid on the value of the stock or units at ordinary rates when the restrictions lapse, and then at capital gain rates when the shares are sold.

        Section 409A of the tax code affects taxation of awards to employees but does not affect our ability to deduct deferred compensation. Section 409A applies to RSUs, performance units, and performance shares. Such grants are taxed at vesting but will be subject to new limits on plan terms governing when vesting may occur. If grants under such plans do not allow employees to elect further deferral on vesting or on distribution, under the regulations, a negative impact should not attach to the grants.

        Section 409A of the tax code does not apply to incentive stock options, non-qualified stock options (that are not discounted), and restricted stock, provided that there is no deferral of income beyond the vesting date.

        As described above, awards granted under the Plan may qualify as performance-based compensation under Section 162(m) of the tax code. To qualify, stock options and other awards must be granted under the Plan by a committee consisting solely of two or more outside directors (as defined under Section 162 regulations) and satisfy the Plan's limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for awards other than stock options to qualify, the grant, issuance, vesting, or retention of the award must be contingent upon satisfying one or more of the performance criteria set forth in the Plan, as established and certified by a committee consisting solely of two or more outside directors.

New Plan Benefits Table

        We have not determined the type, amount or recipients of awards under the Plan. Accordingly, we provide the following table which reflects the awards granted in 2011 pursuant to the 2009 Incentive

Plan to the persons and groups indicated. All of such awards were in the form of restricted stock that vest on a "cliff-vesting" basis five years after grant.

Name and Position	Number of Shares(1)	Dollar Value ($)(2)
Patrick J. Callan, Jr. President and Chief Executive Officer	8,400	135,996
David W. Kalish Senior Vice President and Chief Financial Officer	5,200	84,188
Fredric H. Gould Chairman	5,200	84,188
Lawrence G. Ricketts, Jr. Executive Vice President and Chief Operating Officer	7,000	113,330
Mark H. Lundy Senior Vice President	5,200	84,188
Executive group (14 persons)(3)	56,800	919,592
Non-executive director group (7 persons)	12,250	198,328
Non-executive officer and employee group (33 persons)	4,990	80,788

(1)
Represents shares of restricted stock that vest five years after the date of grant.

(2)
The value has been computed based upon $16.19 per share, the closing price for our shares of common stock on the New York Stock Exchange on January 15, 2011, the date of grant.

(3)
Includes the five executive officers named above.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO ADOPT THE ONE LIBERTY PROPERTIES, INC. 2012 INCENTIVE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL 3)

General

        The audit committee and the board of directors is seeking ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012. A representative of Ernst & Young LLP is expected to be present at our annual meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

        We are not required to have our stockholders ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. We are doing so because we believe it is good corporate practice. If the stockholders do not ratify the selection, the audit committee will reconsider whether or not to retain Ernst & Young LLP, but may, in its discretion, decide to retain such independent registered public accounting firm. Even if the selection is ratified, the audit committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in our and our stockholders' interests.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012.

Audit and Other Fees

        The following table presents the fees billed by Ernst & Young LLP for the services and years indicated:

	2011	2010
Audit fees(1)	$529,104	$590,608
Audit-related fees(2)	—	45,000
Tax fees(3)	10,250	19,848
All other fees	—	—

Total fees	$539,354	$655,456

(1)
Includes fees for the audit of our annual consolidated financial statements, for the review of our consolidated financial statements included in our quarterly reports on Form 10-Q and for services rendered in connection with our compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

(2)
Audit-related fees include fees for audits performed for significant property acquisitions.

(3)
Tax fees consist of fees for tax advice, tax compliance and tax planning.

        The audit committee has concluded that the provision of non-audit services listed above is compatible with maintaining the independence of Ernst & Young LLP.

Pre-Approval Policy for Audit and Non-Audit Services

        The audit committee must pre-approve all audit and non-audit services involving our independent registered public accounting firm.

        In addition to the audit work necessary for us to file required reports under the Securities Exchange Act of 1934, as amended (i.e., quarterly reports on Form 10-Q and annual reports on Form 10-K), our independent registered public accounting firm may perform non-audit services, other than those prohibited by the Sarbanes-Oxley Act of 2002, provided they are approved in advance by the audit committee. The audit committee approved all audit and non-audit services performed by our independent registered public accounting firm in 2011 and 2010.

Approval Process

        Annually, the audit committee reviews the audit scope for that year, including the proposed audit fee associated with the audit services in connection with our compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The audit committee may, at the time it reviews the proposed audit fees or subsequently thereafter, approve the provision of tax and other non-audit related services and the maximum expenditure which may be incurred for such services for such year. Any fees for the audit in excess of those approved and any fees for non-audit related services in excess of the maximum established by the audit committee must receive the approval of the audit committee.

        Proposals for any other non-audit services to be performed by the independent registered public accounting firm must be approved by the audit committee.

REPORT OF THE AUDIT COMMITTEE

        The audit committee of the board of directors is comprised of three independent directors and operates under a written charter adopted by the board of directors. The audit committee reviews the charter on an annual basis. The board of directors has reviewed Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the New York Stock Exchange listing standards definition of independence for audit committee members and has determined that each member of the audit committee was independent during his service on the committee.

        The role of the audit committee is to select and engage our independent registered public accounting firm and to oversee and monitor, among other things, our financial reporting process, the independence and performance of the independent registered public accounting firm and the functioning of our internal controls. It is the responsibility of management to prepare financial statements in accordance with generally accepted accounting principles and of the independent registered public accounting firm to perform an independent audit of the financial statements and to express an opinion on the conformity of those financial statements with generally accepted accounting principles.

        In performing its duties, the audit committee:

  •
  met and held discussions with management, the independent registered public accounting firm and the accounting firm performing the internal control audit function on our behalf;

  •
  discussed with the independent registered public accounting firm the overall scope and plan for its activities and reviewed with the accounting firm performing the internal control function its work plan and the scope of its activities;

  •
  obtained representations from management to the effect that the year-end consolidated financial statements were prepared in accordance with generally accepted accounting principles;

  •
  was advised by the independent registered public accounting firm that it would render an unqualified opinion with respect to the year-end consolidated financial statements;

  •
  reviewed and discussed the year end consolidated financial statements with management and the independent registered public accounting firm;

  •
  discussed our internal control procedures and their evaluation of the internal controls with management, the independent registered public accounting firm and the accounting firm performing the internal control audit function;

  •
  reviewed with management the process used for the certifications under the Sarbanes-Oxley Act of 2002 of our filings with the Securities and Exchange Commission;

  •
  reviewed the unaudited quarterly financial statements prior to filing each Form 10-Q with the Securities and Exchange Commission and reviewed the scope of quarterly earnings press release;

  •
  discussed with the independent registered public accounting firm matters required to be discussed by the statement on Auditing Standards No. 61, as amended (Communication with Audit Committee);

  •
  discussed with the independent registered public accounting firm, the registered public accounting firm's independence from the Company and management, and received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and

  •
  reviewed and approved the independent registered public accounting firm's fees, both for performing audit and non-audit services, and considered whether the provision of non-audit services by the independent registered public accounting firm was compatible with maintaining the independent registered public accounting firm's independence and concluded that it was compatible.

        The audit committee meets with the independent registered public accounting firm and the accounting firm performing the internal control audit function, with and without management present, to discuss the results of their examinations, their evaluations of the internal controls, and the overall quality of our financial reporting.

        Based on the reviews and discussions referred to above, the audit committee recommended that the audited financial statements for 2011 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission.

        The audit committee approved the retention of Ernst & Young LLP as independent registered public accounting firm for 2012 after reviewing the firm's performance in 2011 and its independence from us and management.

Respectfully submitted.
James J. Burns Joseph A. DeLuca Eugene I. Zuriff

EXECUTIVE COMPENSATION

Highlights

        The following are highlights of our compensation practices; we encourage you to read the more detailed information set forth herein:

  •
  the compensation we pay our full-time named executive officers is generally related (though, with the exception of the RSU's, not formulaically tied to) our performance. Among other things,

  -
  Messrs. Callan and Ricketts were awarded increases in base salaries effective as of January 1, 2011, reflecting, among other things, their efforts with respect to our acquisition of 14 properties for an aggregate of $72.3 million and the increase of more than 75% in our stock price during 2010.

  -
  Messrs. Callan and Ricketts were awarded bonuses of $65,000 and $45,000 for 2011, reflecting, among other things, their efforts with respect to,

    (i)
    increasing revenues, net income per share, funds from operations per share and adjusted funds from operations per share from 2010 by more than $4.3 million, $0.15, $0.03 and $0.03, respectively,

    (ii)
    our public offering from which we received net proceeds of approximately $40.7 million, and

    (iii)
    the six properties we acquired in 2011 for an aggregate of approximately $28 million.

  •
  total compensation for our full-time named executive officers decreased slightly in 2011 from 2010;

  •
  all of our executive officers are employees at will—none of our officers have employment agreements;

  •
  there are no severance or similar arrangements for our executive officers, other than the accelerated vesting of shares of restricted stock and RSU's upon the occurrence of specified events (e.g. death, disability, retirement or a change of control);

  •
  there are no excise tax gross ups or similar arrangements for our executive officers;

  •
  the shares of restricted stock awarded to our executive officers vest (assuming continued service) approximately five years after the grant date on a "cliff-vesting" basis;

  •
  the RSU's awarded to our executive officers vest (assuming continued service) on a "cliff-vesting" basis approximately seven years after the grant date and only if, and to the extent that, performance metrics are satisfied—we believe that these conditions establish challenging hurdles as only 50% of the awards would have vested as of December 31, 2011; and

  •
  though we do not have a formal policy requiring a minimum level of stock ownership, our executive officers and directors own beneficially in the aggregate approximately 3.25 million shares or 22% of our outstanding shares.

Compensation Discussion and Analysis

        This compensation discussion and analysis describes our compensation objectives, policies and decisions as applied to the compensation provided by us in 2011 to our named executive officers. This discussion and analysis focuses on the information contained in the compensation tables that follow this discussion and analysis, but also describes our historic compensation structure to enhance an understanding of our executive compensation disclosure. Our compensation committee oversees our compensation program, recommends the compensation of the executive officers employed by us on a full-time basis to our board of directors for its approval, recommends the annual fee paid by us to the chairman and vice chairman of our board of directors, and recommends the annual fees paid by us pursuant to a compensation and services agreement to Majestic Property Management Corp., an affiliated entity ("Majestic"), which results in the payment by Majestic of compensation to our part-time officers, including Fredric H. Gould, David W. Kalish and Mark H. Lundy, named executive officers. Majestic is wholly-owned by Fredric H. Gould, the chairman of our board.

Background

        We have two categories of officers: (i) officers who devote their full business time to our affairs; and (ii) officers who devote their business time to us on a part-time basis. Our full-time officers and employees are compensated directly and solely by us and our part-time officers and employees are compensated by Majestic which provides to us, pursuant to the compensation and services agreement, the services of other personnel (including executive, administrative and legal, accounting and clerical personnel) performing services on our behalf. In consideration for providing services and the services of such personnel, we paid Majestic a fee of $2,725,000 for 2011. Majestic may earn a profit from payments made to it under the agreement. In addition, under this agreement, we paid the chairman of our board $250,000 in 2011 and made an additional payment to Majestic of $175,000 in 2011 for our share of all direct office expenses, including rent, telephone, computer services, internet usage and supplies. The amount of annual payments to be made by us to Majestic under the compensation and services agreement are negotiated annually by our audit committee and Majestic and at other times as may be determined by our audit committee.

        All of our full-time and part-time officers and other employees, including employees of affiliated companies who perform services for us on a part-time basis, receive annual restricted stock awards approved by the compensation committee and the board of directors.

  Named Executive Officers

        Our named executive officers are Patrick J. Callan, Jr., president and chief executive officer and Lawrence G. Ricketts, Jr., executive vice president and chief operating officer, both of whom devote their full time to our affairs, and Fredric H. Gould, chairman of our board, David W. Kalish, a senior vice president and chief financial officer, and Mark H. Lundy, a senior vice president and secretary, who devote time to our affairs on a part-time basis.

Say-on-Pay

        In reviewing our compensation philosophy and practices and in approving base salaries for 2012 and bonuses paid for services rendered in 2011, the compensation committee was aware of the results of our June 2011 "say-on-pay" vote in which approximately 83% of the shares actually voted on such proposal voted to approve our executive compensation practices, and viewed such results as generally supportive of our compensation philosophy, practices and determinations.

Objectives of our Compensation Program

        A principal objective of our compensation program for full-time officers is to ensure that the total compensation paid to such officers is fair and competitive. The compensation committee believes that relying on this principle will permit us to retain and motivate these officers. With respect to our part-time executive officers, the compensation committee must be satisfied that such officers provide us with sufficient time and attention to fully meet our needs and fully perform their duties on our behalf. The compensation committee is of the opinion that our part-time executive officers perform valuable services on our behalf, devote sufficient time and attention to our business needs, are able to fully meet our needs and perform their duties effectively. The compensation committee is also of the opinion that utilizing the services of various senior officers with diverse skills on a part-time basis enables us to benefit from a greater degree of executive experience and competence than an organization of our size could otherwise afford.

        We have historically experienced an extremely low level of officer and employee turnover. Fredric H. Gould, David W. Kalish and Mark H. Lundy each has been an officer with us for over 20 years and Lawrence G. Ricketts, Jr. has been employed by us for approximately thirteen years. Patrick J. Callan, Jr. has been a member of our board of directors for eight years, our president for over five years and our chief executive officer for over four years.

Compensation Setting Process

  Full-time Officers

        Our compensation committee refers to the compensation survey prepared for the National Association of Real Estate Investment Trusts (NAREIT) to understand the base salary, bonus, long-term incentives and total compensation paid by other REITs to their officers to assist it in providing a fair and competitive compensation package to our full-time officers. Although there are many REITs engaged in the ownership and management of real estate, there are few equity REITs which have a market capitalization comparable to ours. As a result, the NAREIT compensation survey, although not directly applicable to us, does provide informative data for the compensation committee to use in its deliberations. We determine compensation for our full-time named executive officers on a case-by-case basis and our compensation decisions are subjective. Other than with respect to the RSU's, which are performance based awards issued in 2010, we do not use formal performance targets.

        In determining compensation for 2011, the recommendations of Fredric H. Gould, chairman of our board, played a significant role in the compensation setting process since, as chairman of the board, he is aware of each officer's duties and responsibilities and was most qualified to assess the level of each officer's performance. The chairman of our board, prior to making recommendations to the compensation committee concerning each full-time officer's compensation, consulted with other senior executive officers, including our president and chief executive officer. During the process, our overall performance for the immediately preceding fiscal year, including total revenues, funds from operations, net income dividends paid to stockholders, performance of our common stock and acquisition and financing activities were taken into consideration. None of these measures of performance was given more weight than any other. The chairman of the board and other senior officers also assessed each individual's performance in such year, which assessment was highly subjective. During this process, the chairman of our board proposed to the compensation committee with respect to each full-time named executive officer, a base salary for 2011, a bonus applicable to the 2010 and payable in 2011 and the number of shares of restricted stock to be awarded to each full-time named executive officer. At its annual compensation committee meeting, the compensation committee reviewed these recommendations. The compensation committee has discretion to accept, reject or modify the recommendations. The final recommendations by the compensation committee on compensation matters with respect to all officers was reported to the board of directors, which approved the recommendations of the committee.

  Part-time Officers

        We believe that using part-time officers pursuant to the compensation and services agreement enables us to benefit from access to, and the services of, a group of senior officers with experience and knowledge in real estate ownership, operations and management and finance, legal, accounting and tax matters that an organization our size could not otherwise afford. Our chairman, in consultation with certain of our part-time senior officers, determines the base compensation, bonus, if any, and perquisites to be paid in the aggregate to our part-time officers by all entities which are provided services by such officers.

        Our part-time officers, including our chairman, also receive compensation from other business entities, most of which are owned or controlled by our chairman, for services rendered to such entities.

Components of Executive Compensation

  Full-time Officers

        The principal elements of our compensation program for our full-time officers are:

  •
  base salary;

  •
  annual bonus;

  •
  long-term equity in the form of restricted stock and long-term equity incentives in the form of RSU's; and

  •
  special benefits and perquisites (e.g., contributions to our defined contribution plan, additional disability insurance, an automobile allowance and automobile maintenance and repairs).

        Base salary and annual bonus are cash-based, while long-term equity and long-term equity incentives consists of restricted stock awards and RSU's, respectively. In determining compensation, the compensation committee does not have a specific allocation goal between cash and equity-based compensation.

  Part-time Officers

        In 2011, except for the $250,000 annual compensation we paid to the chairman of our board and the $100,000 paid to the vice chairman of our board, the only form of direct compensation we provided to our part-time officers was the granting of long-term equity in the form of restricted stock awards. For services rendered to us, our part-time officers are compensated by Majestic, which was paid a fee of $2,725,000 (excluding $175,000 as reimbursement for our share of direct office expenses) in 2011 pursuant to the compensation and services agreement.

  Base Salary

        Base salary is the basic, least variable form of compensation for the job an officer performs and provides each officer with a guaranteed monthly income.

        Full-time Officers:    Base salaries of full-time officers are targeted to be competitive with the salaries paid to officers at other REITs with a market capitalization similar to ours. Any increase in base salary is determined on a case by case basis, is not formula based and is based upon, among other considerations (i) our performance in the preceding year, (ii) such officer's current base salary, (iii) amounts paid by other REITs for officers performing substantially similar functions, (iv) years of service, (v) job responsibilities, (vi) the individual's performance and (vii) the recommendation of the chairman of the board and other senior executive officers.

        Part-time Officers:    The base salary of our part-time officers is paid by Majestic and its affiliates. Since the annual fee paid to Majestic is approved by the audit and compensation committees and the board of directors, the compensation committee is not involved in determining the base salaries of these officers.

  Bonus

        Full-time Officers:    We provide the opportunity for our full-time officers to earn an annual cash bonus. We provide this opportunity both to reward our personnel for past performance and to motivate and retain them. We recognize that annual bonuses are almost universally provided by other companies with which we might compete for talent. In view of the fact that only two of our named executive officers devote their full-time to our affairs, annual cash bonuses for such named executive officers are recommended on a case-by-case basis by the Chairman of the Board to compensation committee. During the process, we consider our overall performance for the immediately preceding year, including rental revenues, funds from operations, net income dividends paid to stockholders and the performance of our common stock. None of these measures of performance is given more weight than any other and they are used to provide an overall view of our performance for the preceding year. Once it has determined the annual bonus to be paid to each named executive officer, the compensation committee presents its recommendations to the board of directors for its approval.

        Part-time Officers:    The annual bonus, if any, to be paid to any part-time officer is the responsibility of Majestic pursuant to the compensation and services agreement. Since the annual fee paid to Majestic is approved by the audit and compensation committees and the board of directors, the compensation committee is not involved in determining the bonuses paid to part-time officers.

  Long-term Equity and Long-term Equity Incentive Awards

        We provide the opportunity for our full-time and part-time officers to receive long-term equity and long-term equity incentive awards. These compensation programs are designed to recognize responsibilities, reward performance, motivate future performance, align the interests of our officers with those of our stockholders and retain our officers. The compensation committee makes recommendations to our board of directors for the grant of equity awards for all our employees, including part-time officers and employees. In determining the long-term equity and long-term equity incentive compensation components, the compensation committee considers all factors it deems to be relevant, including our performance and individual performance. Existing stock ownership levels are not a factor in award determinations. All outstanding equity awards were granted under either our stockholder approved 2003 Incentive Plan or 2009 Incentive Plan.

        In 2010, we issued RSU's for the first time. Each RSU entitles the recipient to one share of common stock upon vesting. Assuming continued service, vesting occurs on June 30, 2017 if and to the extent pre-established market (i.e. total average annual stockholder return) or performance (i.e., average annual return on capital) conditions are met. See "Outstanding Equity Awards at Fiscal Year End." Further, at least 50% of the shares that are issued pursuant to vested RSU's must be retained until 2020 and the shares may be subject to a "clawback" in the event of a restatement of the financial statements. We initiated the use of RSU's as an element of our long-term equity compensation program with the expectation that in light of the long vesting period and the need to satisfy market and/or financial performance conditions, these awards would further align the interests of our executive officers with our stockholders and reward long-term market and financial performance.

        We do not have a formal policy with respect to whether equity compensation should be paid in the form of stock options, restricted stock or RSU's. We generally grant restricted stock awards which vest after five years of service and in 2010, also granted RSU's that vest after seven years of service if , and to the extent, specified performance or market conditions are met. The compensation committee generally believes that restricted stock awards and RSU's are more effective than options in achieving our compensation objectives. Restricted stock has a greater retention value than options because of its five-year cliff vesting requirement and, because before vesting, cash dividends are paid on all outstanding restricted stock as an additional element of compensation. RSU's provide an additional incentive component to equity based awards in that the units only vest if, and to the extent, performance or market conditions are satisfied. Restricted stock and RSU's align the interests of our officers with our stockholders and because fewer shares are normally awarded than in connection with the grant of options, they are potentially less dilutive.

        Generally, our equity compensation grants are made in January or February of each year. We do not have a formal policy on timing these grants in connection with the release of material non-public information and in view of the five-year and seven-year "cliff" vesting requirements with respect to restricted stock awards and RSU's, respectively, we do not believe such a formal policy is necessary.

        Our compensation committee has reviewed our compensation policies and practices to ascertain if the risks arising from such policies or practices are reasonably likely to have a materially adverse effect on us. The compensation committee concluded that while our compensation program takes into account our performance, the program does not encourage excessive or unnecessary risk-taking and our policies and practices achieve a balance between annual performance and long-term growth.

  Executive Benefits and Perquisites

        Full-time Officers:    We provide our full-time officers with a competitive benefits and perquisites program. We recognize that similar benefits and perquisites are commonly provided at other companies with which we might compete for talent. We review our benefits and perquisites program periodically to ensure it remains fair to our officers and employees. For 2011, the benefits and perquisites we provided to our officers were a small percentage of the compensation provided by us to them.

        Part-time Officers:    Our chairman of the board, in consultation with certain part-time senior officers, determines the perquisites of our part-time officers. Since the annual fee we pay to Majestic is approved by our audit and compensation committees and our board of directors, the compensation committee does not approve the perquisites of our part-time officers.

  Employment and Severance Agreements; Post Employment Benefits; Change of Control

        None of our named executive officers have employment or severance agreements with us. They are "at will" employees who serve at the pleasure of our board of directors.

        We do not provide for any post-employment benefits to our named executive officers other than (i) their right to the vested portion of the pension or other similar plan in which they participate and (ii) the accelerated vesting of our restricted stock awards and RSU's.

        Generally, in the event of death, disability (i.e., the inability to engage in gainful activity due to a life threatening or long lasting mental or physical impairment) or retirement (with respect to restricted stock awarded pursuant to our 2009 Incentive Plan, having reached the age of 65 and worked for us for at least ten consecutive years), such person's shares of restricted stock vest fully and a pro-rata portion (giving effect to, among other things, the amount of time between the grant and the triggering event) of their RSU's will vest if and to the extent the applicable performance or market conditions are met as of June 30, 2017. In addition, upon a change of control, the (i) shares of restricted stock vest fully and (ii) the RSU's vest fully if such change occurs after June 30, 2015 and, if on or prior to June 30, 2015, a pro-rata portion (giving effect to, among other things, the amount of time between the grant and such event) vests, in each case, without regard to satisfaction of market or performance conditions. Subject to the specific terms and conditions of the applicable plan and award agreement, a change of control is generally deemed to occur if, (i) any person becomes the "beneficial owner" of securities representing 25% or more of the combined voting power of our then outstanding securities, (ii) the completion of a business combination or sale of all or substantially all of our assets or (iii) there is a change in the composition of a majority of our board of directors, other than changes approved by incumbent directors.

        We provide for the partial vesting of RSU's (subject to the satisfaction of performance or market conditions at June 30, 2017) and full vesting of restricted stock awards upon death and disability, because these events are completely outside of the control of our executives and in such circumstance, we believe that it would be unfair for our executives to forfeit the compensation and benefits that to which they otherwise would have been entitled. We provide for the partial vesting of RSU's (subject to the satisfaction of performance or market conditions at June 30, 2017) and full vesting of restricted stock awards upon retirement as we believe it runs contrary to the retention and reward of long-term equity and long term equity incentive awards to compel an executive to choose between retirement and the loss of all unvested awards. We differentiate between RSU's (i.e., partial vesting) and restricted stock awards (i.e. full vesting) because of the additional incentive component of the RSU's.

        We provide for accelerated vesting upon a change in control (on a single trigger basis) because, depending on the structure of the transaction, continuing such awards may unnecessarily complicate a potentially beneficial transaction. Among other things, it may not be possible to replace these awards with comparable awards of the acquiring company's stock and it would not be fair to our executives to lose the benefit of these awards. In addition, the acceleration of vesting aligns the interests of executives in a potential change in control transaction with those of our stockholders, by motivating them to work towards the completion of the transaction. Because in a change of control it may be impossible to determine whether the market or performance vesting conditions applicable to RSU's are met as of June 30, 2017, we have instead applied a service based measure allowing for partial vesting if the change of control occurs before July 1, 2015 and for full vesting if it occurs after such date.

Chairman of the Board's Compensation

        In 2011 we paid and in 2012 we intend to pay our chairman $250,000 for serving in such capacity. Our chairman does not receive any additional direct compensation from us, other than any long-term equity and long-term equity incentive awards granted to him by our board of directors based upon our compensation committee's recommendation. Our chairman may also receive compensation from Majestic and its affiliates. Effective April 1, 2012, the compensation and services agreement was amended to eliminate any obligation to compensate our chairman pursuant to such agreement. For additional information regarding compensation of our chairman, see "Summary Compensation Table".

Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a limitation on the deductibility of certain compensation in excess of $1 million earned by each of the chief executive officer and the four other most highly compensated officers of publicly held companies. In 2011, all compensation paid to our full-time officers was deductible by us. The compensation committee intends to preserve the deductibility of compensation payments and benefits to the extent reasonably practicable. The compensation committee has not adopted a formal policy that requires all compensation paid to the officers to be fully deductible.

Analysis

  Base Salary and Bonus

        In accordance with the compensation setting process described above, the following base salaries and bonuses were approved as follows for our full-time named executive officers in 2011 and 2010:

Name	2011 Base Salary ($)(1)	2010 Base Salary ($)(1)	Percentage (%) Salary Increase	2011 Bonus ($)(2)	2010 Bonus ($)(3)	Percentage (%) Bonus Increase
Patrick J. Callan, Jr.(4)	635,000	607,000	4.6	65,000	45,000	44.4
Lawrence G. Ricketts, Jr	280,000	252,000	11.1	45,000	35,000	28.6

(1)
The compensation committee and board of directors determined 2011 base salary in December 2010 and 2010 base salary in December 2009. Messrs. Callan's and Ricketts' base salary for 2012, which was determined in December 2011, is $660,000 and $320,000, respectively.

(2)
Reflects the bonuses paid in 2012 for services rendered in 2011. These bonuses were recommended by the compensation committee and approved by the board of directors in December 2011.

(3)
Reflects the bonuses paid in 2011 for services rendered in 2010. These bonuses were recommended by the compensation committee and approved by the board of directors in December 2010.

(4)
The salary and bonus paid to Mr. Callan in 2010 have been reclassified to conform to the presentation for 2011.

        Based on the individual performance of Messrs. Callan and Ricketts in 2010 and in light of, among other things, our acquisition of 14 properties for $72.3 million and the increase of more than 75% in our stock price during 2010, the compensation committee concluded that an increase in base salary for 2011 was appropriate. In recommending bonuses for 2011 (which were paid in 2012 for services rendered during 2011), the compensation committee viewed as positives the estimated increases from the prior year of approximately $0.13 in net income per share, $0.03 per share in each of funds from operations and adjusted funds from operations, the six properties acquired in 2011 for an aggregate of approximately $28 million and the follow on public offering from which we received net proceeds of approximately $40.7 million.

        In 2011, the total compensation of Patrick J. Callan, Jr., our president and chief executive officer, was 80.8% greater than the total compensation of Lawrence G. Ricketts, Jr., our executive vice president and chief operating officer. We have not adopted a policy with regard to the relationship of compensation among our executive officers or other employees. Based upon their respective responsibilities and experience, it was concluded that the differential was appropriate.

  Long-term Equity and Equity Incentive Awards

        We believe that our long-term equity and equity incentive compensation programs, using restricted stock awards with five-year cliff vesting and RSU's with seven-year cliff vesting, is an appropriate incentive for our officers and is a beneficial retention tool. We are mindful of the potential dilution and compensation cost associated with awarding shares of restricted stock and RSU's and, therefore our policy is to minimize dilution. In 2011, we awarded 74,040 shares of restricted stock with an aggregate grant date fair value of $1,198,708—such shares represented 0.51% of our issued and outstanding shares at December 31, 2011. In the five years ended December 31, 2011, we awarded an aggregate of 551,715 shares of common stock (including 200,000 RSU's), representing an average of 0.82% per annum of our outstanding shares of common stock as of the respective year ends. We believe the cumulative effect of the awards is not overly dilutive and has created significant incentives for our officers and employees.

        After reviewing the aggregate compensation received by our full-time named executive officers, our performance in 2011, and the performance and responsibilities of each named executive officer, and taking into account our policy of minimizing stockholder dilution, in 2012 we awarded 12,500 shares to Patrick J. Callan, Jr., 10,000 shares of restricted stock to Lawrence G. Ricketts, Jr., and 7,400 shares of restricted stock to each of David W. Kalish, Fredric H. Gould and Mark H. Lundy. Generally, all of such shares vest in full, assuming continued employment, in 2017.

        We intend to continue to award restricted stock as we believe (i) restricted stock awards align management's interests and goals with stockholders' interests and goals and (ii) officers and employees are more desirous of participating in a restricted stock award program and, therefore, it is an excellent motivator and employee retention tool. We have not made any determination as to whether we will award any RSU's or stock options in the future.

  Perquisites

        The perquisites we provide to our full-time officers represent a small percentage of the compensation paid by us to these officers. We believe that such perquisites are competitive and appropriate.

  Employment and Severance Agreements

        We do not enter into employment agreements or severance agreements with any of our officers or employees as we believe such agreements are not beneficial to us, and that we can provide sufficient motivation to officers by using other types of compensation.

  Post-Employment Benefit Programs

        The following table sets forth the value (based on our stock price of $16.50 per share as of December 30, 2011) of equity awards that would vest upon the occurrence of the specified events as of December 31, 2011:

	Upon Death or Disability(1)		Upon a Change of Control
Name	Restricted Stock ($)	RSU's ($)(2)	Restricted Stock ($)	RSU's ($)
Patrick J. Callan, Jr.(3)	656,700	177,131	656,700	248,042
David W. Kalish	372,900	50,606	372,900	70,866
Fredric H. Gould	372,900	50,610	372,900	70,871
Lawrence G. Ricketts, Jr.(3)	544,500	141,705	544,500	198,434
Mark H. Lundy	372,900	50,610	372,900	70,871

(1)
Of the named executive officers, only the restricted stock and RSU's owned by Mr. Gould would vest upon retirement as of December 31, 2011; the market value of his restricted stock awards and RSU's are reflected in the applicable column.

(2)
Assumes that the maximum level of market and performance conditions would be achieved at June 30, 2017. See "Outstanding Equity Awards at Fiscal Year End."

(3)
See "Summary Compensation Table" for information regarding the amount accumulated for this individual pursuant to our tax qualified defined contribution plan.

  Equity Ownership Policy

        We do not have any policy regarding ownership requirements for officers or directors. In view of the fact that our executive officers and directors as a group own approximately 3.25 million shares of common stock representing 22% of our outstanding shares, we do not believe there is a need to adopt a policy regarding ownership of shares of our common stock by our officers and directors.

COMPENSATION COMMITTEE REPORT

        The compensation committee of the board of directors has reviewed the Compensation Discussion and Analysis set forth herein, and discussed it with management, and based on such review and discussions, recommends to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted,
Eugene I. Zuriff J. Robert Lovejoy James J. Burns

 SUMMARY COMPENSATION TABLE

        The following table lists the annual compensation for the periods indicated of our CEO, CFO, and our three other named executive officers in 2011:

Name and Principal Position	Year	Salary($)	Bonus($)(4)	Stock Awards($)(1)	All Other Compensation ($)(2)		Total($)
Patrick J. Callan, Jr.	2011	635,000	65,000	135,996	117,535	(5)	953,531
President and Chief Executive	2010	607,000	45,000	217,450	108,098		977,548
Officer(3)	2009	591,000	25,000	145,596	84,993		846,589
David W. Kalish	2011	—	—	84,188	78,590	(7)	162,778
Senior Vice President and	2010	—	—	62,125	49,542		111,667
Chief Financial Officer(6)	2009	—	—	84,448	59,141		143,589
Fredric H. Gould	2011	250,000	—	84,188	29,832	(8)	364,020
Chairman of the Board(6)	2010	250,000	—	62,130	33,882		346,012
	2009	250,000	—	84,448	54,003		388,451
Lawrence G. Ricketts, Jr.	2011	280,000	45,000	113,330	89,071	(9)	527,401
Executive Vice President and	2010	252,000	35,000	173,960	83,238		544,198
Chief Operating Officer(3)	2009	240,000	30,000	122,490	62,149		454,639
Mark H. Lundy	2011	—	—	84,188	88,545	(10)	172,733
Senior Vice President and	2010	—	—	62,130	59,742		121,872
Secretary(6)	2009	—	—	77,488	77,440		154,928

(1)
Reflects, for 2010, the aggregate grant date fair value of the RSU's, and for 2011 and 2009, the grant date fair value of restricted stock awards, in each case calculated in accordance with Accounting Standards Codification Topic 718—Stock Compensation, excluding the effect of estimated forfeitures. These amounts reflect our accounting expense and do not correspond to the actual value that will be realized by the named executives. Grant date fair value assumptions are consistent with those disclosed in Note 10—Stock Based Compensation, in the consolidated financial statements included in our 2011 Annual Report on Form 10-K. For 2010, the maximum values of the portion of the RSU's subject to issuance upon satisfaction of our average annual return on capital criteria were $389,000 $111,137, $111,145, $311,120 and $111,145, for Messrs. Callan, Kalish, F. Gould, Ricketts and Lundy, respectively. See "Outstanding Equity Awards at Fiscal Year End."

(2)
Majestic Property Management Corp., an affiliate, provided services to us and to other affiliated and non-affiliated entities. We accounted for approximately 55% of Majestic's revenues in 2011. We have included in the "All Other Compensation" column for Messrs. Kalish and Lundy, 55% of the compensation each received from Majestic in 2011. See "Certain Relationship and Related Transactions" for additional information.

(3)
All compensation received by Patrick J. Callan, Jr. and Lawrence J. Ricketts, Jr. is paid solely and directly by us. The salary and bonus amounts paid to Mr. Callan in 2010 and 2009 have been reclassified to conform to the presentation for 2011.

(4)
Reflects bonuses paid in 2012, 2011 and 2010 for services rendered in 2011, 2010 and 2009, respectively.

(5)
Includes $36,750 of contributions to our defined contribution plan, dividends of $52,536 on unvested restricted stock and perquisites aggregating $28,249, of which $22,324 represents an automobile allowance and related insurance, maintenance and repairs and $5,925 represents the annual premium for additional disability insurance. Approximately $213,000 has been accumulated for this individual pursuant to our defined contribution plan.

(6)
We did not pay, nor were we allocated, any portion of such person's base salary, bonus, defined contribution plan payments or perquisites in 2011, 2010 or 2009. The services of these individuals is provided to us pursuant to the compensation and services agreement with Majestic.

(7)
Includes dividends of $29,832 on unvested restricted stock and compensation of $48,758 paid to him by Majestic, which represents 55% of the total amount of $88,650 paid him by Majestic. See footnote 2 above and "Certain Relationships and Related Transactions."

(8)
Represents dividends of $29,832 on unvested restricted stock. See "Certain Relationships and Related Transactions."

(9)
Includes dividends of $43,560 on unvested restricted stock, our contribution of $36,750 to our defined contribution plan, and perquisites of $8,761, representing an automobile allowance and related expenses. Approximately $327,000 has been accumulated for this individual pursuant to our defined contribution plan.

(10)
Includes dividends of $29,832 on unvested restricted stock and compensation of $58,713 paid to him by Majestic, which represents 55% of the total amount $106,750 paid him by Majestic. See footnote 2 above and "Certain Relationships and Related Transactions."

GRANT OF PLAN BASED AWARDS DURING 2011

        The following table summarizes information regarding restricted stock awards granted in 2011 pursuant to our 2009 Incentive Plan:

Name	Grant Date	All Other Stock Awards: Number of Shares of Stocks or Units (#)(1)	Grant Date Fair Value of Stock Awards($)(2)
Patrick J. Callan, Jr.	1/15/2011	8,400	135,996
David W. Kalish	1/15/2011	5,200	84,188
Fredric H. Gould	1/15/2011	5,200	84,188
Lawrence G. Ricketts, Jr.	1/15/2011	7,000	113,330
Mark H. Lundy	1/15/2011	5,200	84,188

(1)
These shares generally vest five years from the grant date, subject to such persons continued employment. Dividends are paid with respect to such shares, regardless of whether the shares vest.

(2)
Based on the closing price of $16.19 per share on the grant date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

        The following table provides information as of December 31, 2011 about the outstanding equity awards held by our named executive officers:

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)(7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)(7)(8)
Patrick J. Callan, Jr.	39,800	(4)	656,700	50,000	825,000
David W. Kalish	22,600	(5)	372,900	14,285	235,703
Fredric H. Gould	22,600	(5)	372,900	14,286	235,719
Lawrence G. Ricketts, Jr.	33,000	(6)	544,500	40,000	660,000
Mark H. Lundy	22,600	(5)	372,900	14,286	235,719

(1)
Reflects the number of shares of restricted stock that have not vested.

(2)
The market value represents the product of the closing price of our common stock as of December 30, 2011, which was $16.50, multiplied by the number of shares subject to or underlying such award.

(3)
Reflects the number of RSU's that have not vested.

(4)
With respect to this individual, 5,000 shares of restricted stock vest in February 2012, 6,000 shares vest in February 2013, 12,000 shares vest in January 2014 and 8,400 shares vest in each of February 2015 and January 2016.

(5)
With respect to this individual, 3,000 shares of restricted stock vest in each of February 2012 and 2013, 6,700 shares vest in January 2014, 4,700 shares vest in February 2015 and 5,200 shares vest in January 2016.

(6)
With respect to this individual, 4,000 shares of restricted stock vest in February 2012, 5,000 shares vest in February 2013, 10,000 shares vest in January 2014, 7,000 shares vest in February 2015 and 7,000 shares vest in January 2016.

(7)
Assumes that all of the RSU's vest. The underlying shares vest on June 30, 2017 if, and to the extent, the applicable market (i.e., average annual total stockholder return) or performance (i.e., average annual return on capital) conditions are satisfied. If the average annual total stockholder return (including dividends) on our common stock from July 1, 2010 through June 30, 2017 equals or exceeds 13%, 50% of such award and the underlying shares subject to such award vest and if it equals or is less than 10.25%, no shares vest. If the average annual stockholder return is more than 10.25% and less than 13%, a pro rata portion of 50% of the underlying shares subject to such award vest. If our average annual return on capital (as explained below) from July 1, 2010 through June 30, 2017 exceeds 10%, 50% of the shares subject to such award vests and if it is equal to or less than 8%, no shares vest. If our average annual return on capital exceeds 8% but is less than 10%, a pro rata portion of 50% of the underlying shares subject to such award vest. Return on capital is based upon adjusted funds from operations ("AFFO"). AFFO means funds from operations determined in accordance with the National Association of Real Estate Investment Trusts definition, adjusted for straight-line rent accruals and amortization of lease intangibles. Capital is defined as stockholders' equity, plus depreciation and amortization, adjusted for intangibles.

(8)
Assuming that the measurement and vesting dates were December 31, 2011 and giving effect to related adjustments, 50% of the RSU's (i.e., RSU's that vest on the attainment at the highest level of average annual total stockholder return) would have vested and the balance of the RSU's would have been forfeited.

        None of the named executive officers hold any stock options and none were granted to any of the named executive officers during the year.

OPTION EXERCISES AND STOCK VESTED

        The following table sets forth information regarding the shares of restricted stock that vested in 2011:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Patrick J. Callan, Jr.	5,000	76,300
Fredric H. Gould	3,000	45,780
David W. Kalish	3,000	45,780
Lawrence G. Ricketts, Jr.	4,000	61,040
Mark H. Lundy	3,000	45,780

(1)
These restricted shares were awarded in 2006.

(2)
This column represents the value realized on vesting as calculated by multiplying the closing market price of our common stock of $15.26 on the vesting date by the number of shares that vested.

        None of the named executive officers had any stock options outstanding in 2011 nor did any of their RSU's vest.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Introduction

        Fredric H. Gould, chairman of our board of directors, is chairman of the board of trustees of BRT Realty Trust, a real estate investment trust listed on the New York Stock Exchange. He is also the chairman of the board of directors and sole stockholder of the managing general partner of Gould Investors L.P. and sole member of a limited liability company which is also a general partner of Gould Investors. Gould Investors owns approximately 10.1% of our outstanding shares of common stock. Matthew J. Gould, vice chairman of our board of directors, is a senior vice president of BRT Realty Trust and president of the managing general partner of Gould Investors. Jeffrey A. Gould, a director and officer of our company, is president and chief executive officer of BRT Realty Trust and a senior vice president of the managing general partner of Gould Investors. Matthew J. Gould and Jeffrey A. Gould are brothers and the sons of Fredric H. Gould. In addition, David W. Kalish, Mark H. Lundy, Simeon Brinberg and Israel Rosenzweig, each of whom is an executive officer of our company, are officers of BRT Realty Trust and of the managing general partner of Gould Investors. Mark H. Lundy is Simeon Brinberg's son-in-law.

Related Party Transactions

        Pursuant to the compensation and services agreement, we pay an annual fee to Majestic and Majestic provides to us the services of all affiliated executive, administrative, legal, accounting and clerical personnel, as well as property management services, property acquisition, sales and lease consulting and brokerage services, consulting services in respect to mortgage financings and construction supervisory services. In accordance with the compensation and services agreement, we paid a fee of $2,725,000 to Majestic in 2011 for the provision of the referenced services. (This fee was increased by $500,000 to $2,725,000 in 2011. In approving such increases, a "Compensation and Total Cost Analysis" report prepared by an independent compensation consultant was used by our audit and compensation committees). Majestic is wholly owned by the chairman of our board, and certain of our part-time officers, including our part-time named executive officers, are officers of, and receive compensation from, Majestic.

        In 2011 we also paid, under the compensation and services agreement, compensation of $250,000 to our chairman and $175,000 to Majestic as reimbursement for our share of direct office expenses, including rent, telephone, postage, computer services, internet usage and supplies. Our part-time officers and employees occupy space in an office building owned by a subsidiary of Gould Investors. The rent expense for this space is included in the $175,000 expenditure.

        We also leased under a direct lease with the subsidiary of Gould Investors approximately 1,200 square feet of additional space in the same office building at an annual rent of $45,000. Effective January 1, 2012, we entered into an amendment to such lease, effective through December 31, 2016, pursuant to which we lease 3,132 square feet for an annual rent of $104,139 of which it is anticipated that we will pay $40,000 and Majestic will pay the balance. We believe that this is a competitive rent for comparable office space in the area in which the building is located..

        The amount paid by us and our joint venture to Majestic in 2011 pursuant to the compensation and services agreement represented approximately 55% of the revenues of Majestic in 2011. In 2011, the following officers of ours (some of whom are also officers of Majestic and other affiliated companies, which account for a portion of Majestic's revenue) received the following compensation from Majestic: Fredric H. Gould, $0; Matthew J. Gould, $169,275; David W. Kalish, $88,650; Jeffrey A. Gould, $169,275; Simeon Brinberg, $12,000; Mark H. Lundy, $106,750; and Israel Rosenzweig, $51,850. A portion of the compensation received by these individuals from Majestic results from services performed and fees earned by Majestic from entities (both affiliated and non-affiliated) other than us. These individuals also received compensation in 2011 from our affiliates, including BRT Realty Trust, and Gould Investors L.P., as well as other entities wholly owned by Fredric H. Gould, none of which provided services to us in 2011.

        During 2011, $603,000 of non-cash compensation expense (relating to the restricted stock and RSU's held by our part-time executive officers and employees who are also compensated by Majestic or its affiliates), was charged to operations.

Policies and Procedures

        Any transaction with affiliated entities raises the potential that we may not receive terms as favorable as those that we would receive if the transactions were entered into with unaffiliated entities or that our officers might otherwise seek benefits for affiliated entities at our expense. Our amended and restated code of business conduct and ethics, in the "Conflicts of Interest" section, provides that we may enter into a contract or transaction with an affiliated entity provided that any such transaction is approved by our audit committee which is satisfied that the fees, charges and other payments made to the affiliated entities are reasonable considering all circumstances.

        If a related party transaction is entered into, our audit committee is advised of such transaction and reviews the facts of the transaction and either approves or disapproves the transaction. If a transaction relates to a member of our audit committee, such member will not participate in the audit committee's deliberations. If our audit committee approves or ratifies a related party transaction, it will present the facts of the transaction to our board of directors and recommend that our board of directors approve or ratify such related party transaction. The effect of any such transaction on the independence of any independent director must also be reviewed. Our board of directors then reviews the transaction and a majority of our board of directors, including a majority of our independent directors, must approve/ratify or disapprove such related party transaction. If a transaction relates to a member of our board of directors, such member will not participate in the board's deliberations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors, and persons who beneficially own more than 10% of our issued and outstanding capital stock, file certain reports with the Securities and Exchange Commission. Executive officers, directors and greater than 10% beneficial owners are required by the rules and regulations promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file.

        Based on a review of information supplied to us by our executive officers and directors, and public filings made by any 10% beneficial owners, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and 10% beneficial owners with respect to 2011 were met other than with respect to Eugene I. Zuriff, who filed one report with respect to one transaction one day late.

ADDITIONAL INFORMATION

        As of the date of this proxy statement, we do not know of any business that will be presented for consideration at the meeting other than the items referred to in the Notice of the Meeting. If any other matter is properly brought before the meeting for action by stockholders, the holders of the proxies will vote and act with respect to the business in accordance with their best judgment. Discretionary authority to do so is conferred by the enclosed proxy.

Great Neck, NY April 17, 2012	By order of the Board of Directors Mark H. Lundy, Secretary

ONE LIBERTY PROPERTIES, INC.
2012 INCENTIVE PLAN

SECTION 1
EFFECTIVE DATE AND PURPOSE

        1.1    Effective Date.    This Plan shall become effective upon approval by the stockholders of the Company (as defined).

        1.2    Purpose of the Plan.    The Plan is designed to motivate, retain and attract employees, officers and directors of experience and ability and to further the financial success of the Company by aligning the interests of Participants through the ownership of Shares with the interests of the Company's stockholders.

SECTION 2
DEFINITIONS

        The following terms shall have the following meanings (whether used in the singular or plural) unless a different meaning is plainly required by the context:

        "1934 Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or a regulation thereunder shall include any regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

        "Award" means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units and Performance Share Awards.

        "Award Agreement" means either (1) the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan or (2) a statement (including an electronic communication) issued by the Company to a Participant describing the terms and provisions of such Award.

        "Board" or "Board of Directors" means the Board of Directors of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

        "Committee" means the Compensation Committee of the Board or the committee of the Board appointed to administer the Plan.

        "Company" means One Liberty Properties, Inc., a Maryland corporation, and any successor thereto.

        "Disability" or "Disabled" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

        "Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

        "Fair Market Value" means, as of any given date, (i) the closing sales price of the Shares on any national securities exchange on which the Shares are listed; (ii) the closing sales price if the Shares are listed on the OTCBB or other over the counter market; or (iii) if there is no regular public trading market for such Shares, the fair market value of the Shares as determined by the Committee.

        "Grant Date" means, with respect to an Award, the effective date that such Award is granted to a Participant.

        "Incentive Stock Option" means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

        "Nonqualified Stock Option" means an Option to purchase Shares which is not an Incentive Stock Option.

        "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

        "Participant" means an officer, employee, director or consultant of the Company who has been granted an Award under the Plan.

        "Performance-Based Award" means any Restricted Stock Award, Restricted Stock Unit, Option or Performance Share Award granted to a Participant that qualifies as "performance based compensation" under Section 162(m) of the Code.

        "Performance Criteria" shall mean any or a combination of the following: revenue, earnings, stock price, cash flows, costs, return on equity, stockholders' equity (book value), total equity, asset growth, net operating income, average occupancy, year-end occupancy, funds from operations, adjusted funds from operations, cash available for distribution, total shareholder return, return on assets, or goals relating to acquisitions or divestitures. Performance Criteria need not be the same with respect to all Participants and may be established separately for the Company as a whole, or on a per share basis, and may be based on absolute performance or performance compared to performance by businesses specified by the Committee, and may be based upon performance compared to periods determined by the Committee. All calculations and financial accounting matters relevant to this Plan shall be determined in accordance with GAAP, except as otherwise directed by the Committee.

        "Performance Cycle" means one or more periods of time which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participants right to and the payment of a Restricted Stock Award, Restricted Stock Unit, Option or Performance Share Award. Each such period shall not be less than twelve months.

        "Performance Goals" means for a Performance Cycle, the specific goals established by the Committee for a Performance Cycle based upon the Performance Criteria.

        "Period of Restriction" means the period during which an Award granted hereunder is subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of Performance Goals, the occurrence of other events as determined by the Committee or any one or more of the foregoing.

        "Plan" means the One Liberty Property's 2012 Incentive Plan, as set forth herein and as after amended from time to time.

        "Restricted Stock" means an Award of Shares, the grant, issuance, retention and/or vesting of which is subject to such conditions as are expressed in the Award Agreement and as contemplated herein.

        "Restricted Stock Unit" or "RSU" means an Award of a right to receive one Share, the grant, issuance, retention and/or vesting of which is subject to such conditions as are expressed in the Award Agreement and as contemplated herein.

        "Retirement" means (i) a director who has attained the age of 65 years who resigns or retires from the Board or does not stand for re-election to the Board and has served continuously as a Company of the Company for not less than six consecutive years, and (ii) an officer or employee of the Company who has attained the age of 65 years who resigns or retires from the Company or one of its Subsidiaries and has served as an officer and/or employee of the Company or one of its Subsidiaries for not less than ten consecutive years at the time of retirement or resignation, provided that such Participant has not (A) become employed by, or serve as a consultant for, a competitor of the

Company, or (B) acted in a manner during the period of his relationship with the Company or any of its Subsidiaries which has been harmful to the business or reputation of the Company. A determination as to whether a "retiree" or "resignee" has behaved in a manner described in clauses (A) or (B) shall be made by the Committee, whose determination shall be conclusive and binding in all respects on the Participant and the Company.

        "Shares" means the shares of common stock, $1.00 par value, of the Company.

        "Subsidiary" means (i) a corporation, association or other business entity of which 50% or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Company or by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company, (ii) any partnership or limited liability company of which 50% or more of the capital and profit interests is owned, directly or indirectly, by the Company or by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company, or (iii) any other entity not described in clauses (i) or (ii) above of which 50% or more of the ownership and the power, pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the Company or by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company.

SECTION 3
ELIGIBILITY

        3.1    Participants.    Awards may be granted in the discretion of the Committee to officers, employees, directors and consultants of the Company and its Subsidiaries.

        3.2    Non-Uniformity.    Awards granted hereunder need not be uniform among eligible Participants and may reflect distinctions based on title, compensation, responsibility or any other factor the Committee deems appropriate.

SECTION 4
ADMINISTRATION

        4.1    The Committee.    The Plan will be administered by the Committee, which, to the extent deemed necessary by the Board, will consist of two or more persons who satisfy the requirements for a "non-employee director" under Rule 16b-3 promulgated under the 1934 Act and/or the requirements for an "outside director" under section 162(m) of the Code. The members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. In the absence of such appointment, the Board of Directors shall serve as the Committee and shall have all of the responsibilities, duties, and authority of the Committee set forth herein.

        4.2    Authority of the Committee.    The Committee shall have the exclusive authority to administer and construe the Plan in accordance with its provisions. The Committee's authority shall include, without limitation, the power to (a) determine persons eligible for Awards, (b) prescribe the terms and conditions of the Awards, (c) construe and interpret the Plan, the Awards and any Award Agreement, (d) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith and (e) establish, interpret, amend or revoke any such rules. With respect to any Award that is intended to qualify as "performance-based compensation" within the meaning of section 162(m) of the Code, the Committee shall have no discretion to increase the amount of compensation that otherwise would be due upon attainment of a Performance Goal, although the Committee may have discretion to deny an Award or to adjust downward the compensation payable pursuant to an Award, as the Committee determines in its sole judgment. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more officers of the Company to the extent permitted by law.

        4.3    Decisions Binding.    All determinations and decisions made by the Committee and any of its delegates pursuant to Section 4.2 shall be final, conclusive and binding on all persons, and shall be given the maximum deference permitted by law.

SECTION 5
SHARES SUBJECT TO THE PLAN

        5.1    Number of Shares.    Subject to adjustment as provided in Section 5.3, the total number of Shares available for grant under the Plan shall not exceed 600,000 Shares. The Shares available for issuance under the Plan shall be authorized but unissued Shares of the Company.

        5.2    Lapsed Awards.    Unless determined otherwise by the Committee, Shares related to Awards that are forfeited, cancelled, terminated or expire unexercised, shall be available for grant under the Plan. Shares that are tendered by a Participant to the Company in connection with the exercise of an Award, withheld from issuance in connection with a Participant's payment of tax withholding liability, or settled in such other manner so that a portion or all of the Shares included in an Award are not issued to a Participant shall not be available for grant under the Plan.

        5.3    Adjustments in Awards and Authorized Shares.    In the event of a stock dividend or stock split, the number of Shares subject to the Plan, outstanding Awards and the numerical amounts set forth in Sections 5.1, 6.1, 7.1 and 8.1 shall automatically be adjusted to prevent the dilution or diminution of such Awards, except to the extent directed otherwise by the Committee. In the event of a merger, reorganization, consolidation, recapitalization, separation, liquidation, combination or other similar change in the structure of the Company affecting the Shares, the Committee shall adjust the number and class of Shares which may be delivered under the Plan, the number, class and price of Shares subject to outstanding Awards, and the numerical limits of Sections 5.1, 6.1, 7.1 and 8.1 in such manner as the Committee shall determine to be advisable or appropriate to prevent the dilution or diminution of such Awards. Any such numerical limitations shall be subject to adjustment under this Section only to the extent such adjustment will not affect the status of any Award intended to qualify as "performance-based compensation" under section 162(m) of the Code or the ability to grant or the qualification of Incentive Stock Options under the Plan.

        5.4    Restrictions on Transferability.    The Committee may impose such restrictions on any Award, Award of Shares or Shares acquired pursuant to an Award as it deems advisable or appropriate, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, and any blue sky or state securities laws.

SECTION 6
STOCK OPTIONS

        6.1    Grant of Options.    Subject to the terms and provisions of the Plan, Options may be granted to Participants at any time and from time to time as determined by the Committee. The Committee shall determine the number of Shares subject to each Option. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or any combination thereof. The maximum aggregate number of Shares underlying Options granted in any one calendar year to an individual Participant shall be 60,000.

        6.2    Award Agreement.    Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option, any conditions on exercise of the Option and such other terms and conditions as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of termination of employment by the Participant.

        6.3    Exercise Price.    The Exercise Price for each Option shall be determined by the Committee and shall be provided in each Award Agreement; provided, however, the Exercise Price for each Option may not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share if the Participant (together with persons whose stock ownership is attributed to the Participant pursuant to section 424(d) of the Code) owns on the Grant Date stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries.

        6.4    Expiration of Options.    Except as provided in Section 6.7(c) regarding Incentive Stock Options, each Option shall terminate upon the earliest to occur of (i) the date(s) for termination of the Option set forth in the Award Agreement or (ii) the expiration of ten (10) years from the Grant Date. Subject to such limits, the Committee shall provide in each Award Agreement when each Option expires and becomes unexercisable. The Committee may not, after an Option is granted, extend the maximum term of the Option.

        6.5    Exercisability of Options.    Options granted under the Plan shall be exercisable, in whole or in part, at such times and be subject to such restrictions and conditions as the Committee shall determine. After an Option is granted, the Committee may accelerate or waive any condition constituting a substantial risk of forfeiture applicable to the Option.

        6.6    Payment.    Options shall be exercised by a Participant's delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. Upon the exercise of an Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee may permit exercise (a) by the Participant tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, (b) the Participant tendering a combination of cash and Shares equal to total Exercise Price (the Shares tendered being valued at Fair Market Value at the time of exercise), or (c) by any other means which the Committee determines to provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant Share certificates (which may be in book entry form) representing such Shares. Until the issuance of the stock certificates, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares as to which the Option has been exercised. No adjustment will be made for a dividend or other rights for which a record date is established prior to the date the certificates are issued.

        6.7   Certain Additional Provisions for Incentive Stock Options.

          (a)    Exercisability.    The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company, any parent and its Subsidiaries) shall not exceed $100,000. The portion of the Option which is in excess of the $100,000 limitation shall be treated as a Non-Qualified Option pursuant to Section 422(d)(1) of the Code.

          (b)    Company and Subsidiaries Only.    Incentive Stock Options may be granted only to Participants who are officers or employees of the Company or a Subsidiary on the Grant Date.

          (c)    Expiration.    No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date. In the case of an Incentive Stock Option that is granted to a Participant who (together with persons whose stock ownership is attributed to the Participant pursuant to Section 424(d) of the Code) owns on the Grant Date stock possessing more than 10%

  of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the term of such Incentive Stock Option shall be no more than five years from the Grant Date.

        6.8    Restriction on Transfer.    Except as otherwise determined by the Committee and set forth in the Award Agreement, no Option may be transferred, gifted, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily. Upon the death or Disability of a Participant, an Option may be exercised by the duly appointed personal representative of the deceased Participant or in the event of a Disability by the Participant or the duly appointed committee of the Disabled Participant to the extent the Option was exercisable on the date of death or the date of Disability and shall be exercisable for a period of six months from the date of death or the date of Disability. Upon Retirement of a Participant an Option may be exercised to the extent it was exercisable on the effective date of the Retirement and shall be exercisable for a period of six months from the effective date of such Retirement.

        6.9    Repricing of Options.    Without shareholder approval, (i) the Company will not reprice, replace or regrant an outstanding Option either in connection with the cancellation of such Option or by amending an Award Agreement to lower the exercise price of such Option, and (ii) the Company will not cancel outstanding Options in exchange for cash or other Awards.

        6.10    Voting Rights.    A Participant shall have no voting rights with respect to any Options granted hereunder.

SECTION 7
RESTRICTED STOCK AND RESTRICTED STOCK UNITS

        7.1    Grant of Restricted Stock and Restricted Stock Units.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. The Committee shall determine the number of Shares and/or RSU's to be granted to each Participant and the time when each Award shall be granted. No more than 60,000 Shares of each of Restricted Stock and Shares underlying Restricted Stock Units may be granted to any individual Participant in any one calendar year.

        7.2    Restricted Stock and RSU Agreements.    Each Award of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock granted, the number of Shares subject to a Restricted Stock Unit, any applicable Performance Criteria, Performance Goal and Performance Cycle, and such other terms and conditions as the Committee shall determine, including terms regarding forfeiture of Awards in the event of termination of employment by the Participant or termination of the Participant's relationship with the Company as a director or consultant.

        7.3    Transferability.    Except as otherwise determined by the Committee and set forth in the Award Agreement, Shares of Restricted Stock and Restricted Stock Units including Shares underlying RSU's may not be sold, transferred, gifted, bequeathed, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily, until the end of the applicable Period of Restriction and the satisfaction, in whole or in part, of any applicable Performance Goals within the applicable Performance Cycle. Except as otherwise determined by the Committee and set forth in the Award Agreement, in the event of the death, Disability or Retirement of a Participant, all unvested Restricted Stock and unvested RSU's shall not vest on the date of death or Disability or the effective date of Retirement. Without shareholder approval, the Company will not, except as otherwise provided for in the Plan, repurchase outstanding unvested Restricted Stock or unvested RSU's in exchange for cash or accelerate the vesting of outstanding unvested Shares of Restricted Stock or RSU's. The Committee may include a legend on the certificates representing Restricted Stock or RSU's to give appropriate notice of such restrictions.

        7.4    Other Restrictions.    The Committee may impose such other restrictions on Shares of Restricted Stock and Restricted Stock Units (including Shares underlying RSU's) as it may deem advisable or appropriate in accordance with this Section 7.4.

          (a)    General Restrictions.    The Committee may set one or more restrictions based upon (a) the achievement of specific Performance Goals, (b) applicable Federal or state securities laws, (c) time-based restrictions, or (d) any other basis determined by the Committee.

          (b)    Section 162(m) Performance Restrictions.    For purposes of qualifying grants of Restricted Stock and/or RSU's as "performance-based compensation" under Section 162(m) of the Code, the Committee, in its sole discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock and/or RSU's to qualify as "performance-based compensation" under section 162(m) of the Code. In granting Restricted Stock and/or RSU's that are intended to qualify under section 162(m) of the Code, the Committee shall follow any procedures determined by it in its sole discretion from time to time to be necessary, advisable or appropriate to ensure qualification of the Restricted Stock and/or RSU's under section 162(m) of the Code.

          (c)    Retention of Certificates.    To the extent deemed appropriate by the Committee, the Company shall retain the certificates representing Shares of Restricted Stock and/or RSU's in the Company's possession until such time as all conditions and restrictions applicable to such Shares have been satisfied or lapse.

        7.5    Removal of Restrictions.    After the end of the Period of Restriction, the Shares shall be freely transferable by the Participant, subject to any other restrictions on transfer which may apply to such Shares. Notwithstanding the foregoing, the Committee shall not act in a manner that would cause a grant that is intended to be "performance-based compensation" under Code Section 162(m) to fail to be performance-based.

        7.6    Voting Rights.    Except as otherwise determined by the Committee and set forth in the Award Agreement, Participants holding (a) Shares of Restricted Stock shall have voting rights during the Period of Restriction and (b) Restricted Stock Units shall not have voting rights during the Period of Restriction.

        7.7    Dividends and Other Distributions.    Except as otherwise determined by the Committee and set forth in the Award Agreement, Participants holding (a) Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to the Shares during the Period of Restriction and (b) RSU's shall not be entitled to receive any dividends or other distributions paid with respect to the underlying Shares during the Period of Restriction.

SECTION 8
PERFORMANCE-BASED AWARDS

        8.1    Performance-Based Awards.    Participants selected by the Committee may be granted one or more Performance Awards in the form of Options, Restricted Stock, Restricted Stock Units or Performance Share Awards payable upon the attainment of Performance Goals that are established by the Committee and related to one or more of the Performance Criteria, in each case on a specified date or dates or over a Performance Cycle determined by the Committee. A Performance Cycle shall be at least one year. The Committee in its sole discretion shall determine whether an Award is to qualify as "performance based compensation" under Section 162(m) of the Code. The Committee in its sole discretion shall determine Awards that are based on Performance Goals but are not intended to quality as "performance based compensation" under Section 162(m). The Committee shall define the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of an individual. The Committee, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; provided however, that the Committee may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Participant. Each Performance-Based Award shall comply with the provisions set forth below. Performance Awards shall be paid in Shares.

          (a)    Grant of Performance-Based Awards.    With respect to each Performance-Based Award granted to a Participant, if intended by the Committee to qualify as "performance based compensation" under Section 162(m) of the Code, the Committee shall select, within the first 90 days of a Performance Cycle the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the number of shares issuable, or the formula for determining the number of shares issuable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Committee may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Participants.

          (b)    Payment of Performance-Based Awards.    Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each Participant's Performance-Based Award, and, in doing so, may reduce or eliminate the amount of the Performance-Based Award for a Participant if, in its sole judgment, such reduction or elimination is appropriate.

          (c)    Maximum Award Payable.    The maximum Performance-Based Award issuable to any one Participant under the Plan for a Performance Cycle is 60,000 Shares (subject to adjustment as provided in Section 5.3 hereof).

SECTION 9
AMENDMENT, TERMINATION, AND DURATION

        9.1    Amendment, Suspension, or Termination.    The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason; provided, however, that if and to the extent required by law or to maintain the Plan's compliance with the Code, the rules of any national securities exchange (if applicable), or any other applicable law, any such amendment shall be subject to shareholder approval; and further provided, that without shareholder approval, no amendment shall permit the repricing, replacing or regranting of an Option in connection with the cancellation of such Option or by amending an Award Agreement to lower the exercise price of such Option or the cancellation of any Award in exchange for cash. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

        9.2    Duration of the Plan.    The Plan shall become effective in accordance with Section 1.1, and subject to Section 9.1 shall remain in effect until the tenth anniversary of the effective date of the Plan.

SECTION 10
TAX WITHHOLDING

        10.1    Withholding Requirements.    Prior to the delivery of any Shares pursuant to an Award (or the exercise thereof), the Company shall have the power and the right to deduct or withhold from any amounts due to the Participant from the Company, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Participant's FICA obligation) required to be withheld with respect to such Award (or the exercise or vesting thereof).

        10.2    Withholding Arrangements.    The Committee, pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part, by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company Shares then owned by the Participant. The amount of the withholding requirement shall be deemed to include any amount that the Committee agrees may be withheld at the time any such election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

SECTION 11
CHANGE IN CONTROL

        11.1    Change in Control.    For purposes of the Plan, a Change in Control means any of the following:

          (a)   the acquisition (other than from the Company) in one or more transactions by any person (as such term is used in Section 13(d) of the 1934 Act) of the beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of 25% or more of (i) the then outstanding Shares or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Company Voting Stock"), provided however the provision of this Section 11.1(a) is not applicable to acquisitions made individually, or as a group by Fredric H. Gould, Matthew J. Gould and Jeffrey A. Gould, and their respective spouses, lineal descendants and affiliates;

          (b)   individuals who, as of the date of the Award, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of such Award whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in the Rules of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

          (c)   the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or

          (d)   the effective time of any merger, share exchange, consolidation, or other business combination involving the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company's voting Shares.

        11.2    Effect of Change of Control.    On the effective date of any Change in Control, unless the applicable Award Agreement provides otherwise: (i) in the case of an Option, each such outstanding Option shall become exercisable in full in respect of the aggregate number of Shares covered thereby; and (ii) in the case of Restricted Stock, Restricted Stock Units and Performance Share Awards, the Restriction Period applicable to each such Award shall be deemed to have expired. Notwithstanding the foregoing, unless otherwise provided in the applicable Award Agreement, the Committee may, in its discretion, determine that any or all outstanding Awards of any or all types granted pursuant to the Plan will not become exercisable on an accelerated basis nor will the Restriction Period expire in connection with a Change of Control if effective provision has been made for the taking of such action which, in the opinion of the Committee, is equitable and appropriate to substitute a new Award for such Award or for the assumption of such Award and to make such new or assumed Award, as nearly as may be practicable, equivalent to the old Award (before giving effect to any acceleration of the exercisability or the expiration of the Restriction Period), taking into account, to the extent applicable, the kind and amount of securities, cash, or other assets into or for which the Shares may be changed, converted, or exchanged in connection with such Change of Control.

SECTION 12
MISCELLANEOUS

        12.1    Deferrals.    To the extent consistent with the requirements of section 409A of the Code, the Committee may provide in an Award Agreement or another document that a Participant is permitted to defer receipt of the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral shall be subject to such rules and procedures as shall be determined by the Committee.

        12.2    Termination for Cause.    If a Participant's employment or relationship with the Company or a Subsidiary (as a director or consultant) shall be terminated for cause by the Company or such Subsidiary during the Restriction Period or prior to the exercise of any Option (for these purposes, cause shall have the meaning ascribed thereto in any employment agreement to which such Participant is a party or, in the absence thereof, shall include, but not be limited to, insubordination, dishonesty, incompetence, moral turpitude, the refusal to perform his duties and responsibilities for any reason (other than illness or incapacity) and other misconduct of any kind), then, (i) all Options shall immediately terminate and (ii) such Participant's rights to all Restricted Stock, RSU's and Performance Share Awards shall be forfeited immediately.

        12.3    Section 162(m).    Notwithstanding anything to the contrary herein or in an Award Agreement, an Award that is intended to qualify as "performance based compensation" under Section 162(m) of the Code, shall not vest in whole or in part in the event of the Participant's Retirement, involuntary termination or if the Participant terminates his or her relationship with the Company, except to the extent (a) the Performance Goal's shall be achieved within the Performance Cycle or (b) otherwise permitted under Section 162(m) of the Code.

        12.4    No Effect on Employment or Service.    Nothing in the Plan or in any Award, and no action of the Committee shall confer or be construed to confer on any Participant any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment or service at any time, with or without cause. Employment with the Company or any Subsidiary is on an at-will basis only, unless otherwise provided by an applicable employment or service agreement between the Participant and the Company or any Subsidiary, as the case may be.

        12.5    Successors.    All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger, consolidation or otherwise, or the purchase of all or substantially all of the business or assets of the Company.

        12.6    No Rights as Shareholder.    Except to the limited extent provided in Sections 7.6 and 7.7, no Participant (nor any beneficiary thereof) shall have any of the rights or privileges of a shareholder of the Company with respect to any Shares issuable pursuant to an Award (or the exercise or vesting thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or his or her beneficiary).

        12.7    Uncertificated Shares.    To the extent that the Plan provides for issuance of certificates to reflect the issuance or transfer of Shares, the issuance or transfer of such Shares may be effected on a noncertificated basis or book entry basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

        12.8    Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, or Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

        12.9    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        12.10    Requirements of Law.    The grant of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required from time to time.

        12.11    Securities Law Compliance.    To the extent any provision of the Plan, Award Agreement or action by the Committee fails to comply with any applicable federal or state securities law, it shall be deemed null and void, to the extent permitted by law and deemed advisable or appropriate by the Committee.

        12.12    Governing Law.    The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Maryland.

        12.13    Captions.    Captions are provided herein for convenience of reference only, and shall not serve as a basis for interpretation or construction of the Plan.

14475 ONE LIBERTY PROPERTIES, INC. PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS JUNE 12, 2012 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints SIMEON BRINBERG, MARK H. LUNDY AND ASHER GAFFNEY, as Proxies each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock, $1.00 par value per share, of One Liberty Properties, Inc. held of record by the undersigned on April 17, 2012 at the Annual Meeting of Stockholders to be held on June 12, 2012 or any adjournments thereof. (TO BE SIGNED ON REVERSE SIDE)

ANNUAL MEETING OF STOCKHOLDERS OF ONE LIBERTY PROPERTIES, INC. June 12, 2012 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://onelibertyproperties.com//files/client_files/325/523/2012annualmeetingmaterials.pdf Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of three Directors: O Joseph A. DeLuca O Fredric H. Gould O Eugene I. Zuriff 2. To approve the 2012 Incentive Plan. 3. Appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2012. 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This Proxy, when properly executed, will be voted in the manner directed by you. If no direction is made, this Proxy will be voted FOR all nominees and FOR proposals 2 and 3. You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendation. The Proxies cannot vote your shares of common stock unless you sign and return this card. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20333000000000000000 6 061212 INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of three Directors: O Joseph A. DeLuca O Fredric H. Gould O Eugene I. Zuriff 2. To approve the 2012 Incentive Plan. 3. Appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2012. 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This Proxy, when properly executed, will be voted in the manner directed by you. If no direction is made, this Proxy will be voted FOR all nominees and FOR proposals 2 and 3. You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendation. The Proxies cannot vote your shares of common stock unless you sign and return this card. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 NOMINEES: ANNUAL MEETING OF STOCKHOLDERS OF ONE LIBERTY PROPERTIES, INC. June 12, 2012 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EDT the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 20333000000000000000 6 061212 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://onelibertyproperties.com//files/client_files/325/523/2012annualmeetingmaterials.pdf INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: